SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X| Filed by a Party other than the Registrant [_] Check the appropriate box:

[X]      Preliminary Proxy Statement           [_] Confidential, for Use of the
         14a-6(e)(2)) x                            Commission Only (as permitted
[_]      Definitive Proxy Statement                by Rule
[_]      Definitive Additional Materials
[_]      Soliciting Material under Rule 14a-12

                                   Culp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]       No fee required.


[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------


     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------


     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------


[_]      Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------


     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------


     (3)  Filing Party:

          ----------------------------------------------------------------------


     (4)  Date Filed:

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

                                      CULP
                             1823 Eastchester Drive
                              Post Office Box 2686
                      High Point, North Carolina 27261-2686
                            Telephone: (336) 889-5161

 -------------------------------------------------------------------------------
               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                               September 20, 2007
 -------------------------------------------------------------------------------


TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of Culp, Inc. (the "Company") will be held at the Company's corporate offices, 1823 Eastchester Drive, High Point, North Carolina, on Thursday, September 20, 2007, at 8:30 a.m. local time, for the purpose of considering and acting on the following matters:

     (1) To consider an amendment to the Company's bylaws to reduce the size of the range in the number of directors that comprise the Board of Directors, with the number of seats to be determined by the Board;

     (2) To consider an amendment to the Company's bylaws to declassify the Board of Directors and provide that all directors will be elected by the shareholders annually;

     (3)  To elect directors;

     (4)  To consider approval of the 2007 Equity Incentive Plan; and

     (5) To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

     Only shareholders of record as of the close of business on July 19, 2007 are entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof.

     Whether or not you expect to be present at the Annual Meeting, please complete, date and sign the enclosed form of proxy and return it promptly in the enclosed envelope. If you attend the meeting, your proxy will be returned to you upon request.

     The proxy statement accompanying this notice sets forth further information concerning the items listed above and the use of the enclosed proxy. You are urged to study this information carefully.

     The 2007 Annual Report of the Company also accompanies this notice.

                                            By Order of the Board of Directors,

                                            /s/  Kenneth M. Ludwig
                                            ----------------------
                                            KENNETH M. LUDWIG
                                            Corporate Secretary

August ___, 2007

                                      CULP

                                 Proxy Statement
                                 ---------------

                                  INTRODUCTION

     This proxy statement is furnished to the shareholders of Culp, Inc. (sometimes referred to as the "Company") by the Company's Board of Directors in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, September 20, 2007, at 8:30 a.m. at the Company's corporate offices, 1823 Eastchester Drive, High Point, North Carolina, and at any adjournment or adjournments thereof. Action will be taken at the Annual Meeting on the items described in this proxy statement, and on any other business that properly comes before the meeting.

     This proxy statement and accompanying form of proxy are first being mailed to shareholders on or about August ___, 2007.

     Whether or not you expect to attend the Annual Meeting, please complete, date and sign the accompanying form of proxy and return it promptly to ensure that your shares are voted at the meeting. Any shareholder giving a proxy may revoke it at any time before a vote is taken: (i) by duly executing a proxy bearing a later date; (ii) by executing a notice of revocation in a written instrument filed with the secretary of the Company; or (iii) by appearing at the meeting and notifying the secretary of the intention to vote in person. Unless a contrary choice is specified, all shares represented by valid proxies that are received pursuant to this solicitation, and not revoked before they are exercised, will be voted for the approval of the bylaw amendments described below, for the election of the director nominees named in this proxy statement, and for approval of the 2007 Equity Incentive Plan. The proxy also confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business that may properly come before the meeting.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock of the Company is necessary to constitute a quorum at the Annual Meeting and any adjournment thereof. Unless otherwise stated herein, each matter submitted to the shareholders will be approved if more votes are cast in favor of the proposal than the votes cast against the proposal. A shareholder abstaining from the vote on a proposal and any broker non-votes will be counted as present for purposes of determining whether a quorum is present, but will be counted as not having voted on the proposal in question. This means that in cases where a majority of the shares represented is required to approve a proposal, an abstention or broker non-vote will have the effect of a vote against the proposal in question. Shareholders do not have dissenters' rights with respect to any of the matters to be considered.

     The Company will bear the entire cost of preparing this proxy statement and of soliciting proxies. Proxies may be solicited by employees of the Company, either personally, by special letter, or by telephone. The Company also will request brokers and others to send solicitation material to beneficial owners of the Company's stock and will reimburse them for this purpose upon request.

                                VOTING SECURITIES

     Only shareholders of record at the close of business on July 19, 2007 will be entitled to vote at the Annual Meeting or any adjournment or adjournments thereof. The number of outstanding shares entitled to vote at the meeting is 12,634,526.

     The following table lists the beneficial ownership of the Company's common stock with respect to: (i) each person known by the Company to be the beneficial owner of more than five percent of such common stock, as shown on the last public filing made by each such person, and (ii) all executive officers, directors and nominees of the Company as a group, a total of 11 persons, as of July 19, 2007.

                                                                   Amount and Nature of        Percent of
     Title of Class       Name and Address of Beneficial Owner     Beneficial Ownership    Outstanding Shares
------------------------ --------------------------------------   ------------------------ ------------------
Common stock, par value  Robert G. Culp, III
 $.05 per share          903 Forrest Hill Drive
                         High Point, NC 27262                               2,255,384 (1)                17.9%

                         Atlantic Trust, Trustee
                         Robert G. Culp, Jr. Trust
                         100 Federal Street, 37th Floor
                         Boston, MA 02110                                   1,708,750 (2)                13.5%

                         R. Scott Asen and related entities
                         224 E. 49th St.
                         New York, NY 10017                                 1,344,800 (3)                10.6%

                         T. Rowe Price Associates, Inc.
                         100 East Pratt Street
                         Baltimore, Maryland 21202                            990,100 (4)                 7.8%

                         Dimensional Fund Advisors Inc.
                         1299 Ocean Avenue, 11th Floor
                         Santa Monica, CA 90401                               987,627 (5)                 7.8%

                         John B. Baum and related entities
                         30201 Orchard Lake Road, Suite 107
                         Farmington Hills, MI 48334                           780,000 (6)                 6.2%

                         Praesidium Investment Management
                         Company, LLC
                         747 Third Avenue, 35th Floor
                         New York, NY 10017                                   727,753 (7)                 5.8%

                         All executive officers, directors and
                         nominees as a group (11 persons)                   2,856,236 (8)                22.6%

(1) These shares include all of the shares listed below that also are beneficially owned in the name of Atlantic Trust as trustee of the Robert
     G. Culp, Jr. Trust, all of which shares Robert G. Culp, III has the right to vote and jointly (with Atlantic Trust) has the right to invest. (See Note (2) below.) These shares also include 64,738 shares held of record by Susan B. Culp, the wife of Mr. Culp, the beneficial ownership of which shares Mr. Culp disclaims, approximately 21,128 shares owned by Mr. Culp through the Company's 401(k) plan, and 91,250 shares subject to options owned by Mr. Culp that are immediately exercisable. For purposes of this proxy statement, "immediately exercisable" options are those that are currently exercisable or exercisable within 60 days.

(2)  All of these shares also are included in the shares listed above for Robert
     G. Culp, III. (See Note (1) above.) These shares include 559,375 shares held of record by Atlantic Trust for the benefit of Judith C. Walker, sister of Robert G. Culp, III; 355,000 shares held of record by Atlantic Trust for the benefit of Harry R. Culp, brother of Robert G. Culp, III; and 794,375 shares held of record by Atlantic Trust for the benefit of Robert
     G. Culp, III, all of which shares Robert G. Culp, III has the right to vote and jointly (with Atlantic Trust) has the right to invest.

(3) Based upon information obtained from a Schedule 13G filed with the Securities and Exchange Commission by R. Scott Asen (the "Reporting Person") on July 10, 2007. Includes 1,262,800 shares over which the Reporting Person has sole voting and dispositive power, and 82,000 shares held by certain Managed Accounts that receive certain advisory services from Asen and Co., of which the Reporting Person is president. The Reporting Person disclaims beneficial ownership of 36,800 shares owned by a charitable foundation of which the Reporting Person is the sole trustee, as well as the 82,000 shares held by the Managed Accounts referenced above, except in each case to the extent of the Reporting Person's pecuriary interest.

(4) These securities are owned by various individual and institutional investors as of February 14, 2007, including the T. Rowe Price Small Cap Value Fund, which owns 700,000 shares, representing 5.5% of the shares outstanding. T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. These investment companies and investment vehicles are the "Portfolios." In its role as investment advisor and investment manager, Dimensional possessed both investment and voting power over 987,627 shares of Culp, Inc. stock as of December 31, 2006. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

(6) Based upon information obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 16, 2007, on behalf of Paulette R. Baum Revocable Living Trust u/a/d 7/21/98 (c/o John B. Baum, Trustee) (the "Trust"). The Reporting Person directly owns 780,000 shares (consisting of 705,100 shares in the Trust and 74,900 shares in related IRAs over which the Reporting Person has direct control).

(7) Based upon information obtained from a Schedule 13F filed with the Securities and Exchange Commission on March 30, 2006. Praesidium Investment Management Company, LLC is investment manager to Praesidium Partners Fund, LP, Praesidium Partners QP Fund, LP, and Praesidium Offshore Master Fund, Ltd. (the "Funds"), with power to vote and dispose of 727,753 shares owned by the Funds. Praesidium Investment Management Company, LLC disclaims beneficial ownership of such shares.

(8) Includes 254,251 shares subject to options owned by certain officers, directors and nominees that are immediately exercisable.

       PROPOSAL 1: AMEND THE BYLAWS TO CHANGE THE RANGE OF THE BOARD SIZE,
             WITH THE NUMBER OF SEATS TO BE DETERMINED BY THE BOARD

     Article III, Section 2 of the Company's bylaws states that the shareholders have the power to determine the number of directors constituting the Board of Directors within the specified range of nine to fifteen directors. The size of the Board is currently fixed at nine directors.

     Article IX, Section 4 of the Company's bylaws provides that the Board shall not have the power to adopt a bylaw increasing or decreasing the number of directors.

     We propose to amend the bylaws so that the number of directors constituting the Board shall be not less than five nor more than nine, as may be fixed by an affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors. The Company is significantly smaller now than it used to be, and we believe a smaller board will serve the Company's purposes more efficiently. Further, allowing the Board to establish its own size will provide the Company with increased flexibility to respond to changing circumstances quickly and without waiting for an annual meeting. If the Board has the power to increase and decrease the number of directors within the specified range, it will also be better equipped to keep up with industry best practices.

     During the past year, the size of the Board was reduced by two members due to the unexpected death of one director and the resignation of another director. The Board has carried two vacancies since that time, and it has discovered that having a smaller number of directors is sometimes advantageous in terms of efficiency, full discussion and participation by all members, and greater flexibility in scheduling meetings. The Board does not believe it is desirable to continue to carry vacancies indefinitely, and this is part of the rationale for reducing the number of seats on the Board. We believe a smaller number of directors will allow the Board to function more effectively and efficiently, particularly in light of the Company's smaller size.

     The first sentence of Article III, Section 2 of the Company's bylaws currently states: "The number of directors constituting the Board of Directors shall be not less than nine (9) nor more than fifteen (15) as may be fixed by resolution duly adopted by the shareholders at or prior to the annual meeting at which such directors are to be elected; and, in the absence of such a resolution, the number of directors shall be the number elected at the preceding annual meeting."

     If the shareholders approve this proposal, the first sentence of Article III, Section 2 of the bylaws would state: "The number of directors constituting the Board of Directors shall be not less than five (5) nor more than nine (9) as may be fixed by resolution duly adopted by the Board of Directors at any regular or special meeting of the Board of Directors; and, in the absence of such a resolution, the number of directors shall be the number elected at the preceding annual meeting."

     Article IX, Section 4 currently states: "The Board of Directors shall have no power to adopt a bylaw . . . (3) increasing or decreasing the number of directors . . .." If the shareholders approve this proposal, the above language would be removed from the bylaws. If this Proposal is adopted, it is expected that the size of the Board will be initially set at five (5) members. See "Impact of Proposals 1 and 2" below.

                  PROPOSAL 2: DECLASSIFY THE BOARD OF DIRECTORS

     Article III, Section 2 of the Company's bylaws states that the directors must be divided into three classes, as close to equally sized as possible, and that each class serves a three year term.

     We propose to declassify the terms of directors so that all directors are elected annually. Any director subsequently appointed by the Board of Directors as a result of a newly created directorship or to fill a vacancy on the Board of Directors would hold office only until the next annual meeting.

     The Board carefully considered both the advantages and disadvantages of a classified board and believes that declassification will best serve the Company's interests. A classified board may promote continuity and stability, as at least 2/3 of directors have at least one year remaining on their terms at any one time. However, because there is no limit to the number of terms an individual may serve, the continuity and stability of the Board's membership should not be materially affected by declassification. In addition, if Proposal 1 above is adopted, the size of the Board of Directors will be reduced, and each of the classes in a continuing classified board would be very small, with the shareholders having the opportunity to elect only one or two directors per year if the Board were not declassified. For this reason, Proposal 2 will only be submitted to the shareholders if Proposal 1 is adopted. If Proposal 1 is not adopted by the shareholders, Proposal 2 will be withdrawn, and the Board of Directors will remain classified into three classes as currently provided in
Article III, Section 2 of the bylaws.

     Proponents of a classified board suggest that it may encourage director independence, as it lessens the threat that a director who refuses to act in conformity with the wishes of the management will not be re-nominated for office. However, a classified board may reduce directors' accountability to shareholders, because the directors do not face annual elections. A non-classified board structure enables shareholders to hold all directors accountable on an annual basis, rather than over a three year period. Annual votes allow shareholders to register their views more frequently on the board's collective performance, and on the performance of each director individually. Therefore, an annually-elected board will increase the opportunity for shareholder involvement in corporate management.

     Finally, a classified board reduces the possibility of an unsolicited and disadvantageous takeover of control of the Company, because a would-be acquiror cannot replace the majority of the board at a single annual meeting. Similarly, because a would-be acquiror cannot easily remove a classified board, the directors on such a board may be better able to negotiate the best price from an acquirer and would therefore have more time to search for superior alternatives. Those anti-takeover mechanisms, however, might discourage takeover proposals and proxy contests that could have the effect of increasing shareholder value.

     In making this decision, we also looked to the example of other major corporations. Many large public companies have determined that principles of good corporate governance dictate that all directors of a corporation should be elected annually and have declassified their boards in recent years.

     The second paragraph of Article III, Section 2 of the bylaws currently states: "The directors shall be divided into three classes, as nearly equal in number as may be, to serve in the first instance for terms of one, two and three years, respectively, and until their successors shall be elected and shall qualify, and thereafter the successors in each class of directors shall be elected to serve for terms of three years and until their successors shall be elected and shall qualify. In the event of any increase or decrease in the number of directors, the additional or eliminated directorships shall be so classified or chosen that all classes of directors shall remain or become equal in number, as nearly as may be. Directors need not be residents of the State of North Carolina or shareholders of the corporation."

     If the shareholders approve this proposal, the second paragraph of Article III, Section 2 of the bylaws would state: "The directors shall be elected each year to serve for terms of one year, or until their successors shall be elected and shall qualify. Directors need not be residents of the State of North Carolina or shareholders of the corporation."

                           IMPACT OF PROPOSALS 1 AND 2

     The Board has agreed on certain actions that will take effect if the shareholders approve both Proposal 1 and Proposal 2.

     First, the Board will reduce the number of directors from nine to five. Next, if the shareholders approve both proposals, incumbent director Jean L.P. Brunel will tender his resignation from the Board. Director Howard L. Dunn, whose term expires in 2007, will not seek re-election.

     These proposals will not reduce the terms of the four remaining incumbent directors; if the shareholders approve both proposals, those directors will serve the balance of their terms. Kenneth R. Larson and Franklin N. Saxon each have one year remaining on their terms, which expire at the 2008 Annual Meeting of Shareholders. Robert G. Culp, III and Patrick B. Flavin each have two years remaining on their terms, which expire at the 2009 Annual Meeting. Kenneth W. McAllister will be nominated for election to a one year term that will expire next year at the 2008 Annual Meeting of Shareholders.

     If the shareholders do not approve either Proposal 1 or Proposal 2, the Company's corporate governance structure will not change. The Board will remain classified, with three classes of three directors each elected for a three year term. Jean L.P. Brunel, Kenneth R. Larson, and Franklin N. Saxon will serve until their terms expire in 2008. Robert G. Culp, III and Patrick B. Flavin will serve until their terms expire in 2009. Kenneth W. McAllister and Howard L. Dunn, Jr. will be nominated for election to a new three year term expiring in 2010. The shareholders may then re-elect any of the above directors upon the expiration of their terms. The Board would also continue to carry two vacancies.

                Summary of Impact on Existing Board of Directors

                              Term Expires                  Action
Kenneth W. McAllister             2007         Proposed for re-election
Howard L. Dunn, Jr.               2007         Term expires - not re-elected
Jean L.P. Brunel                  2008         Resigns
Kenneth R. Larson                 2008         Continues - expires in 2008
Franklin N. Saxon                 2008         Continues - expires in 2008
Robert G. Culp, III               2009         Continues - expires in 2009
Patrick B. Flavin                 2009         Continues - expires in 2009

                        PROPOSAL 3: ELECTION OF DIRECTORS

     The number of directors constituting the Board is expected to be fixed at five as described above, assuming the adoption of Proposal 1 set forth above. If Proposal 1 is not approved, the number of directors constituting the entire Board will be fixed at nine, in accordance with the Company's bylaws.

     If Proposals 1 and 2 are adopted, Mr. McAllister will be nominated for election to a one year term. If the proposals are not adopted, Mr. McAllister and Mr. Dunn will be nominated for election to a new three year term. In the absence of specifications to the contrary, proxies will be voted for the election of Mr. McAllister if Proposals 1 and 2 have been adopted, and for the election of Messrs. McAllister and Dunn if the Proposals are not adopted. The persons who receive the highest number of votes for election at the Annual Meeting will be elected as directors. If, at or before the time of the meeting, any of the nominees becomes unavailable for any reason, the proxy holders have the discretion to vote for a substitute nominee or nominees. The Board currently knows of no reason why any of the nominees listed below is likely to become unavailable.

                   NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the two nominees for election to the Board of Directors, and the persons who were directors and executive officers of the Company as of July 19, 2007:

                                                                            Shares and
                                                                              Percent of
                                                                             Common Stock
                                                                             Beneficially
                               Position with     Year Became  Year Term      Owned As of
        Name and Age             Company (1)       Director     Expires      July 19, 2007     Notes
---------------------------- ------------------- ----------- ------------- ---------------- ------------

          Nominees
----------------------------
 Kenneth W. McAllister, 58   Director               2002         2007           24,625         (4)(9)
  *Howard L. Dunn, Jr., 69   Director                                          225,584
                                                    1972         2007            1.8%           (7)
  Directors and Executive
          Officers
----------------------------
Robert G. Culp, III, 60      Chairman of the                                  2,255,384
                              Board, Director       1972         2009           17.9%           (2)
Franklin N. Saxon, 55        President and Chief
                              Executive Officer,
                              Director              1987         2008           92,905         (4)(5)
Jean L.P. Brunel, 58         Director               2004         2008           5,875          (4)(6)
Patrick B. Flavin, 60        Director                                          141,075
                                                    1999         2009            1.1%           (3)
Kenneth R. Larson, 64        Director               2004         2008           18,875         (4)(8)
Kenneth R. Bowling, 45       Vice President and
                              Chief Financial
                              Officer and
                              Treasurer              N/A          N/A           10,452        (4)(10)
Robert G. Culp, IV, 36       President, Culp
                              Home Fashions
                              division               N/A          N/A           28,710        (4)(11)
Kenneth M. Ludwig, 54        Senior Vice
                              President, Human
                              Resources,
                              Corporate
                              Secretary              N/A          N/A           32,751        (4)(12)
Thomas B. Gallagher, Jr., 35 Corporate
                              Controller and
                              Assistant
                              Treasurer              N/A          N/A             0

* Mr. Dunn will only be nominated if Proposal 1 described above is not adopted by the shareholders.

(1) Officers of the Company are elected by the Board of Directors in June of each year.

(2) Includes 1,708,750 shares held of record by Atlantic Trust for the benefit of Robert G. Culp, III, Judith C. Walker and Harry R. Culp, all of which shares Robert G. Culp, III has the right to vote and jointly (with Atlantic Trust) has the right to invest; includes 64,738 shares held of record by Susan B. Culp, wife of Robert G. Culp, III, the beneficial ownership of which shares Mr. Culp disclaims, 91,250 shares subject to options owned by Mr. Culp that are immediately exercisable, and approximately 21,128 shares owned by Mr. Culp through the Company's 401(k) plan.

(3) Includes 100,000 shares held by Flavin, Blake Investors, L.P., a partnership in which Mr. Flavin is a partner, in an account that is managed by Flavin, Blake & Co., L.P., an investment manager of which Mr. Flavin is a principal, under an arrangement that provides compensation directly or indirectly to Mr. Flavin based in whole or in part upon the performance of the investment, as to which shares Mr. Flavin disclaims beneficial ownership. Includes 14,400 shares held in accounts managed by Flavin, Blake & Co., L.P., as to which shares Mr. Flavin also disclaims beneficial ownership. Includes 13,375 shares subject to options owned by Mr. Flavin that are immediately exercisable.

(4)  Less than one percent.

(5) Includes 45,000 shares subject to options owned by Mr. Saxon that are immediately exercisable, and approximately 30,405 shares owned by Mr. Saxon through the Company's 401(k) plan.

(6) Includes 5,875 shares subject to options owned by Mr. Brunel that are immediately exercisable.

(7) Includes 66,715 shares owned by Patricia Dunn, wife of Mr. Dunn and 4,000 shares subject to options owned by Mr. Dunn that are immediately exercisable.

(8) Includes 5,875 shares subject to options owned by Mr. Larson that are immediately exercisable.

(9) Includes 9,625 shares subject to options owned by Mr. McAllister that are immediately exercisable.

(10) Includes 8,750 shares subject to options owned by Mr. Bowling that are immediately exercisable and approximately 1,202 shares owned by Mr. Bowling through the Company's 401(k) plan.

(11) Includes 17,750 shares subject to options owned by Mr. Culp, IV that are immediately exercisable.

(12) Includes 52,751 shares subject to options owned by Mr. Ludwig that are immediately exercisable.

Nominees :(1)

     KENNETH W. MCALLISTER has been member/manager of The McAllister Firm, PLLC, a law firm, since January 2004. He was a senior executive vice president and general counsel of Wachovia Corporation, a bank holding company, from 1997 until his retirement in 2001, and served as general counsel since joining Wachovia in 1988. Mr. McAllister served as United States Attorney for the Middle District of North Carolina from 1981 to 1986. He is a director of High Point Bank Corporation, High Point Bank and Trust Co., and Lawyers Mutual Liability Insurance Company of North Carolina.

     HOWARD L. DUNN, JR. is one of the founders of the Company and served as vice president of manufacturing and product development from 1972 until 1988, when the Board elected Mr. Dunn executive vice president. The Board elected Mr. Dunn president and chief operating officer in 1993. He served as vice chairman of the Board from June 2004 until his retirement from the Company effective December 31, 2004.

Other Current Directors and Officers:

     ROBERT G. CULP, III is one of the founders of the Company and was executive vice president and secretary until 1981 when he was elected by the Board to serve as president. The Board elected Mr. Culp chief operating officer in 1985 and chief executive officer in 1988, and he held that position until May 1, 2007. In 1990, the Board of Directors elected Mr. Culp chairman of the Board, and he continues to serve in that role. Mr. Culp currently serves as a member of the board of directors of Stanley Furniture Company, Inc. in Stanleytown, Virginia and Old Dominion Freight Line, Inc. in Thomasville, North Carolina. He is the father of Robert G. Culp, IV.

     FRANKLIN N. SAXON has been employed by the Company since 1983, serving in various capacities, including chief financial officer from 1985 to 1998. In 2001, the Board elected Mr. Saxon executive vice president, chief financial officer and president, Culp Velvets/Prints division. In 2002, Mr. Saxon was elected executive vice president, chief financial officer, treasurer, and president, Culp Velvets/Prints division. The Board elected Mr. Saxon president and chief operating officer in June 2004. He was elected as president and chief executive officer effective May 1, 2007.

     JEAN L.P. BRUNEL is the managing principal of Brunel Associates, an investment consulting firm offering services to ultra affluent individuals. He spent the bulk of his career in the investment management group of J.P. Morgan, where he worked in the U.S. and abroad until his retirement in 1999. Mr. Brunel worked with U. S. Bancorp as a consultant and chief investment officer of Private Asset Management from 1999 until 2001 when he founded Brunel Associates. He is the editor of Journal of Wealth Management and a trustee of the Research Foundation of the Association for Investment Management and Research.

     PATRICK B. FLAVIN co-founded Flavin, Blake & Co., Inc. in 1992 and is president and chief investment officer of that investment management company.

     KENNETH R. LARSON is owner, president and chief executive officer of Slumberland Furniture in Little Canada, Minnesota, a home furnishings retailer with stores in a ten-state area.

     KENNETH R. BOWLING joined the Company in 1997 as controller for the velvets/prints division. He was promoted to corporate controller in 2001 and was named corporate controller and assistant treasurer in 2002. In 2004, he was promoted to vice president, finance and treasurer. Mr. Bowling become our chief financial officer effective May 1, 2007.

     ROBERT G. CULP, IV has been employed by the Company since 1998 and has served in various capacities. The Board elected Mr. Culp president, Culp Home Fashions division in June 2004. He is the son of Robert G. Culp, III.

     THOMAS B. GALLAGHER, JR. joined the Company in January 2005 as assistant controller. He was promoted to controller in January 2006, and in June of 2007, he was elected corporate controller, assistant treasurer and assistant secretary. Previously he had been audit senior manager with the accounting firm of BDO Seidman.

(1) Mr. Dunn will only be nominated if Proposal 1 described above is not adopted by the shareholders.

         KENNETH M. LUDWIG joined the Company in 1985 as director of personnel. The Board elected Mr. Ludwig vice president, human resources in 1986 and senior vice president, human resources in 1996. In 2006, Mr. Ludwig was elected corporate secretary.

                              CORPORATE GOVERNANCE

Corporate Governance Guidelines and Committee Charters

     The Board of Directors has approved Corporate Governance Guidelines, with the goal of providing effective governance of the Company's business and affairs for the benefit of shareholders. The Corporate Governance Guidelines are available on the Company's website at www.culpinc.com in the "Investor Relations/Governance" section and are available in print to any shareholder upon request. In addition, the charters for the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are also included in the "Investor Relations/Governance" section of the Company's website and are available in print to any shareholder upon request.

Director Independence

     The Board believes that independent directors should comprise a majority of the Board, and the Company's Corporate Governance Guidelines (as well as New York Stock Exchange rules) require that a majority of the Company's Board be independent. To be considered independent, a director must be determined, by resolution of the Board as a whole, to have no material relationship with the Company other than as a director. These determinations will be made annually. In each case, the Board considers all relevant facts and circumstances and applies the independence standards of the New York Stock Exchange. In addition, the Board has adopted the following categorical standards (also available as part of the Corporate Governance Guidelines available on the Company's website at www.culpinc.com in the "Investor Relations/Governance" section) to assist in the determination of director independence, which conform to, or are more exacting than the independence requirements in the New York Stock Exchange listing standards:

     (i) Disqualifying Relationships - A director will not be considered independent if any of the following has occurred within the preceding three years:

          o    the director was employed by the Company

          o the director's immediate family member was employed by the Company as an executive officer

          o the director or the director's immediate family member received more than $25,000 per year in direct compensation from the Company (other than director's fees and pension or other forms of deferred compensation for prior service with the Company)

          o the director was affiliated with or employed by the Company's independent auditor

          o the director's immediate family member was affiliated with or employed by the Company's independent auditor as a partner, principal, manager, or in any other professional capacity

          o an executive officer of the Company was on the compensation committee of the board of directors of a company that employed either the director or the director's immediate family member as an executive officer

     (ii) Commercial Relationships - The following commercial relationships will not be considered to be material relationships that would impair a director's status as being independent:

          o the director is an executive officer or employee or director of one of the Company's suppliers or customers whose annual sales to, or purchases from, the Company are less than one percent of the annual revenues of the customer or supplier

          o the director's immediate family member is an executive officer or director of one of the Company's suppliers or customers whose annual sales to, or purchases from, the Company are less than one percent of the annual revenues of the customer or supplier

          o the director or the director's immediate family member is an executive officer of another company that is indebted to the Company, or to which the Company is indebted, and the total amount of either company's indebtedness to the other is less than one percent of the total consolidated assets of the company he or she serves as an executive officer

     (iii) Charitable Relationships - The following charitable relationship will not be considered to be a material relationship that would impair a director's independence: if a director of the Company, or a member of a director's immediate family, serves as an executive officer of a charitable or other not for profit organization, and the Company's charitable contributions to the organization, in the aggregate, are less than two percent of that organization's total revenues during its most recent fiscal year.

     (iv) Stock Ownership - Ownership of a significant amount of the Company's stock does not necessarily preclude a determination of independence.

     Until August 3, 2006, the Company had five independent directors and four non-independent directors, applying the standards set forth above. On August 3, 2006, H. Bruce English died unexpectedly, and thus the Board did not have a majority of independent directors. The Company informed the New York Stock Exchange of this situation and stated the Board's intention to make changes to its membership to address the lack of a majority of independent directors created by the death of Mr. English. Effective August 14, 2006, Patrick H. Norton, a director who is not independent under the Company's independence standards and New York Stock Exchange rules, resigned from the Company's Board. Since the death of Mr. English and the resignation of Mr. Norton, the Board has had seven directors, four of whom are independent, and two vacancies. As described more fully above, the Board is proposing that the number of seats on the Board be reduced to five (see "Proposal 1" above).

     Applying the independence standards described above, the Board has determined that the following current directors are independent within the meaning of the listing standards of the New York Stock Exchange and the Company's categorical standards of independence: Messrs. Brunel, Flavin, Larson and McAllister. These determinations are based primarily on a review of the responses of our directors to questions regarding employment and compensation history, affiliations and family and other relationships, and on discussions with directors.

Executive Sessions of Non-Management Directors and Independent Directors; Lead Director

     Non-management Board members meet separately from the other directors at regularly scheduled executive sessions, without the presence of management directors or executive officers of the Company (except to the extent that the non-management directors request the attendance of any executive officers). The non-management directors have designated a "lead director" to preside at these meetings, to advise management and to otherwise act as a liaison between the non-management directors and the Company's management. Mr. McAllister has served as lead director since September 25, 2006. In addition to the meetings of non-management directors, the independent directors (as defined by New York Stock Exchange rules and the Company's categorical standards of independence) meet in a separate executive session at least once per year.

Director Attendance at Annual Meetings

     Directors are expected to attend the Company's Annual Meeting of Shareholders absent exceptional cause. All directors then on the Board attended the 2006 Annual Meeting of Shareholders.

Code of Business Conduct and Ethics

     The Company has adopted a written Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. The Code is available on the Company's website at www.culpinc.com under the "Investor Relations/Governance" section and is available in print to any shareholder who requests it. The Company will disclose on its website or by the filing of a Form 8-K any substantive amendments to the Code with regard to executive officers and any waivers granted under the Code for executive officers or directors.

Communications with Directors

     The Company and the Company's Board of Directors believe it is important that a direct and open line of communication exist between the Company's Board of Directors and its shareholders and other interested parties. Any shareholder or other interested party who desires to contact the Company's directors may send a letter to the following address:

                  Culp, Inc. Board of Directors
                  c/o Corporate Secretary
                  P.O. Box 2686
                  High Point, North Carolina  27261-2686

     Communications to directors will be handled by the office of the Corporate Secretary and forwarded as soon as practicable to the lead director designated by the non-management directors.

     The Company also has a separate policy that allows shareholders, employees or other interested parties to communicate with the Chairman of the Audit Committee of the Board of Directors to report complaints or concerns regarding accounting, internal accounting controls, or audit matters. More details about this policy are available on the Company's internet website at www.culpinc.com, in the "Investor Relations/Governance" section under the heading "Complaint Procedures for Accounting, Internal Accounting Controls, or Auditing Matters."

Director Nomination Process

     The Corporate Governance and Nominating Committee is responsible for selecting persons to be recommended to the Board to fill vacancies on the Board, as well as persons to be recommended to the Board to be submitted to the shareholders as nominees for election as directors of the Company. The charter of the Corporate Governance and Nominating Committee sets forth the specific responsibilities and duties of that committee, and a copy of the charter may be found on the Company's internet website at www.culpinc.com, in the "Investor Relations/Governance" section. Among other things, the charter requires that the Corporate Governance and Nominating Committee consist of not less than three directors, each of whom is independent as determined by the Board of Directors and as defined by New York Stock Exchange rules. All of the current members of the Corporate Governance and Nominating Committee are independent directors.

     The goal of the Corporate Governance and Nominating Committee is to create a Board that will demonstrate competence, objectivity, and the highest degree of integrity on an individual and collective basis. In evaluating current members and new candidates, the Corporate Governance and Nominating Committee considers the needs of the Board of Directors in light of the current mix of director skills and attributes. In accordance with the Corporate Governance Guidelines adopted by the Board, the Corporate Governance and Nominating Committee will seek a diversity of skills and backgrounds among directors in assessing candidates for membership on the Board. The Corporate Governance and Nominating Committee will seek candidates who possess honesty and integrity, sound business judgment, financial literacy, strategic and analytical insight, and the ability to commit an adequate amount of time to make a productive contribution to the Board and the Company. In addition, the Corporate Governance and Nominating Committee will seek to assure that one or more Board members possess each of the following characteristics: knowledge and experience in the Company's industry, management experience, international business knowledge, expertise in accounting or financial analysis, and regulatory compliance expertise. When the Corporate Governance and Nominating Committee is considering current Board members for nomination for reelection, the committee also considers prior Board contributions and performance, as well as attendance records for Board and committee meetings. If Proposal 1 above is approved and the size of the Board is reduced, the Corporate Governance and Nominating Committee may consider amendments to the Corporate Governance Guidelines to reflect the smaller size of the Board, although no specific proposals have been formulated at this time.

     The Corporate Governance and Nominating Committee may seek input from other members of the Board and management in identifying and attracting director candidates who meet the criteria outlined above. In addition, the committee may use the services of consultants or a search firm, although it has not done so in the past. Recommendations from shareholders for nominees to the Board of Directors will be considered by the Corporate Governance and Nominating Committee if made in writing addressed to any member of the committee at the Company's main office. In order to be considered, such recommendations must be received at least 120 days prior to the date of the meeting at which directors are to be elected. Submissions should include information regarding a candidate's background, qualifications, experience, and willingness to serve as a director. Based on a preliminary assessment of a candidate's qualifications, the Corporate Governance and Nominating Committee may conduct interviews with the candidate and request additional information from the candidate. The committee uses the same process for evaluating all nominees, including those recommended by shareholders.

                         BOARD COMMITTEES AND ATTENDANCE

     There are four standing committees of the Board of Directors: Executive Committee, Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. Each of the members of each of our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee (and any director who served at any time during the fiscal year) has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of the director independence standards set forth in the regulations of the New York Stock Exchange and the Company's categorical standards of independence. Also, each of the members of our Audit Committee is "independent" for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934. The written charters of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are available on our website at www.culpinc.com in the "Investor Relations/Governance" section.

Executive Committee

     The Executive Committee, the members of which are Messrs. Culp, Saxon and McAllister, may exercise the full authority of the Board of Directors when the Board is not in session, except for certain powers related to borrowing and electing certain officers, and other powers that may not lawfully be delegated to Board committees. Under current management practices, the Executive Committee exists mainly to act in place of the Board in cases where time constraints or other considerations make it impractical to convene a meeting of the entire Board or to obtain written consents from all Board members. The Executive Committee held several informal meetings during fiscal 2007. All significant management decisions requiring action by the Board of Directors were considered and acted upon by the full Board.

Audit Committee

     The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent auditors of the Company, and must pre-approve all services provided. The committee discusses and reviews in advance the scope and the fees of the annual audit and reviews the results thereof with the independent auditors. The auditors meet with the committee to discuss audit and financial reporting issues. The committee reviews the Company's significant accounting policies, internal accounting controls, reports from the Company's internal auditor, quarterly financial information releases, the Annual Report to shareholders, and the Annual Report on Form 10-K filed with the Securities and Exchange Commission. In addition, the committee reviews and approves all significant transactions between the Company and any related party.

     Members of the Audit Committee are Messrs. Larson (Chairman), Brunel, Flavin and McAllister. The Board of Directors has determined that all members of the Audit Committee are financially literate as defined by the rules of the New York Stock Exchange. In addition, the Board has determined that Mr. Flavin qualifies as an "audit committee financial expert" for purposes of the rules and regulations of the Securities and Exchange Commission adopted pursuant to the Sarbanes-Oxley Act of 2002.

Compensation Committee

     The Compensation Committee reviews the performance of the chief executive officer and determines the chief executive officer's compensation after consulting with the Board of Directors. The Compensation Committee performs the same functions with regard to other executive officers after consulting with the chief executive officer. The committee also makes recommendations to the Board regarding incentive compensation plans and equity-based plans, and it administers the incentive compensation and equity-based plans after they are adopted. In performing its obligations, the Compensation Committee regularly meets with and consults with the chief executive officer, the senior vice president of human resources, and occasionally other executive officers, to receive their recommendations regarding executive compensation. The committee's charter does not address its ability to delegate its authority to others, and although it may have such power, in practice the Compensation Committee approves all final decisions regarding changes in the compensation of executive officers. The members of this committee are Messrs. Brunel (Chairman), Flavin, Larson and McAllister. Mr. English served on the compensation committee until his death on August 3, 2006.

Corporate Governance and Nominating Committee

     The current members of the Corporate Governance and Nominating Committee are Messrs. Flavin (Chairman), Brunel, Larson and McAllister. Mr. English served on this committee until his death on August 3, 2006. The committee reviews and recommends to the Board candidates for appointment to fill vacancies on the Board as well as candidates for selection as director nominees for election by shareholders. The Corporate Governance and Nominating Committee also considers and makes recommendations to the Board on other matters relating to the size and function of the Board and its committees, to the Board's policies and procedures, and to corporate governance policies applicable to the Company.

Attendance

     During the fiscal year ended April 29, 2007, the Board of Directors had 11 meetings; the Audit Committee 9 meetings; the Compensation Committee 7 meetings; and the Corporate Governance and Nominating Committee 4 meetings. Each Board member attended at least 75% of the aggregate number of the meetings of the Board of Directors and of the committees on which he served.

PROPOSAL 4:  APPROVAL OF 2007 EQUITY INCENTIVE PLAN

     The Board of Directors is submitting to the shareholders for their approval, a new equity incentive plan entitled the "Culp, Inc. 2007 Equity Incentive Plan" (the "2007 Plan"). The Board believes that the 2007 Plan will promote the interests of the Company by giving eligible individuals the opportunity to acquire an ownership interest in the Company. The Board believes that equity compensation is an important means of attracting, retaining and motivating directors and key employees, aligning the long-term financial interests of eligible individuals with those of our shareholders, rewarding eligible individuals for increasing the value of our common stock, and providing for a direct relationship between annual performance results and executive compensation.

     The Company has historically had a stock option plan. However, the accounting rules governing stock options have changed in recent years, and the Compensation Committee and the Board believe that it may be appropriate to use other types of equity incentives. The 2007 Plan will expand the types of equity based awards available for grant by the Compensation Committee.

     On July 25, 2007, the Compensation Committee approved the 2007 Plan and recommended it to the Board for approval, and the Board adopted the 2007 Plan. The 2007 Plan will become effective on the date it is approved by the shareholders of the Company. Because our officers and directors may receive awards under the 2007 Plan, the officers and directors are deemed to have an interest in the approval of the 2007 Plan.

     If the 2007 Plan is approved by the shareholders, the Company's 2002 Stock Option Plan will be terminated (except with regard to currently outstanding options), and no options will be granted under the 2002 Plan after the effective date of the 2007 Plan.

     The following is a summary of the material terms of the 2007 Plan, which is qualified in its entirety by the complete terms of the 2007 Plan. The full text of the 2007 Plan is attached hereto as Annex A.

Types of Awards

     The 2007 Plan provides for the grant of stock options intended to qualify as incentive stock options, or ISOs, under Section 422 of the Code, nonqualified stock options, or NSOs, that are not intended to qualify as ISOs, stock appreciation rights, or SARs, restricted stock, and restricted stock units, or RSUs, performance units and other equity-related awards. These awards are described in more detail below.

Shares Available for Issuance

     An aggregate of 1,200,000 shares of our common stock are authorized for issuance under the 2007 Plan. In addition, the following sublimits apply with respect to specific types of awards that may be issued under the 2007 Plan:

     o no more than 800,000 shares of common stock may be issued under the 2007 Plan pursuant to options intending to qualify as ISOs (as described below), and the aggregate fair market value of shares of common stock for which one or more ISOs becomes exercisable for the first time during any calendar year may not exceed $100,000 for any individual;

     o no more than 600,000 shares of common stock may be issued under the 2007 Plan pursuant to awards of restricted stock; and

     o for awards intended to be Qualifying Awards (as described below) for purposes of exemption from the deduction limitations of Section 162(m) of the Internal Revenue Code (the Code), no more than (1) 100,000 shares of common stock, and (2) with respect to cash and other property other than common stock, $1,000,000 (valued at its fair market value).

The limitations described above, as well as the number, class (if applicable) and exercise price per share in effect with respect to each outstanding award shall be adjusted by the Committee to preserve the value of awards in the event of any stock splits, stock dividends, recapitalizations, share combinations or exchanges, extraordinary distributions, split-ups or spin-offs or similar changes. These adjustments will be binding and conclusive.

     The Committee also may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting us or any of our affiliates, our financial statements or those of any of our affiliates, or of changes in applicable accounting principles, laws, rules, rulings, regulations or other requirements of any governmental body or applicable securities exchange or trading market. These adjustments may include, but are not limited to, the substitution or assumption of awards, the acceleration of the exercisability of, lapse of restrictions on, or termination of, awards, or the allowance of time to exercise awards prior to the occurrence of such event. Such adjustments may also provide for a cash payment in consideration for the cancellation of an award.

Share Counting

     In calculating the maximum number of shares issuable under the 2007 Plan, the following rules apply:

     o shares actually delivered to a participant or beneficiary in satisfaction of an award will count against the maximum number of shares issuable under the 2007 Plan and any applicable sublimits on particular types of awards;

     o shares subject to an award that is terminated, forfeited or canceled without delivery of stock to a participant will not count against the maximum share limits under the 2007 Plan and will again be available for issuance; and

     o shares not delivered to a participant because the award is settled in cash or because the shares are used to pay the exercise of the award or the withholding taxes associated with the award will not be counted against the maximum share limits and will again be available for issuance.

Notwithstanding these share counting rules, in no event will undelivered shares increase the maximum number of shares that may be granted under the 2007 Plan as ISOs.

Term

     Awards may be made under the 2007 Plan until the earlier of such time as no more authorized shares of the Company's common stock are available for issuance under the 2007 Plan or July 25, 2017.

Administration

     The Compensation Committee or any other committee the Board may designate from time to time (the Committee) will administer the 2007 Plan. Subject to the terms of the 2007 Plan and applicable law, the Committee has sole authority and discretion to administer the 2007 Plan. This authority includes the power to:

     o    select the participants to whom awards may be made under the plan;

     o    determine the types and amounts of awards made to participants;

     o determine the terms and conditions of awards, including any exercise price, vesting conditions, restrictions or limitations, payments, rights or other matters to be calculated in connection with any awards, any deferred payment arrangements regarding awards, and any acceleration of vesting or waiver of forfeiture under any award;

     o determine whether, and if so, what, performance criteria must be met as a condition to receipt of any award, and determine and certify whether any applicable performance criteria have been met;

     o modify, amend or adjust the terms and conditions of any award, including modifications, amendments or adjustments to take advantage of changes in tax laws or regulations or in the event the actual tax consequences of an award differ from originally anticipated consequences;

     o determine the circumstances and methods by which an award may be settled in cash, common stock, or other securities or property;

     o determine the circumstances under which awards may be canceled, forfeited or suspended;

     o adopt, alter and repeal the administrative rules, guidelines and practices governing the 2007 Plan;

     o interpret, administer, reconcile any inconsistency in, and correct any default in or supply any omission in, the terms and provisions of the 2007 Plan and any award or other document or communication under the 2007 Plan; and

     o otherwise oversee the administration of the 2007 Plan and take any other action the Committee deems necessary or desirable for the administration of the 2007 Plan.

     Except to the extent prohibited by applicable law or any stock exchange on which the Company's common stock is then primarily listed or traded, the Board may exercise all powers of the Committee under the 2007 Plan from time to time, or the Committee may delegate all or any portion of its responsibilities and powers to any one or more of its members or to any person or persons selected by the Committee, except for decisions about the fundamental terms of Awards (number of shares in initial grant, exercise price, term, and vesting schedule). All decisions made pursuant to the exercise of these powers will be final and binding on all persons, including the Company and all participants.

Eligible Participants

     Eligible participants include all employees, non-employee members of the Board or members of the boards or similar governing body of any subsidiaries of the Company, and consultants or other independent advisors who provide services to the Company or any of its subsidiaries.

Types of Awards

     Options. Except as otherwise established by the Committee at the time of grant, all stock options awarded under the 2007 Plan must have an exercise price at least equal to the fair market value of our common stock on the date the options are granted. Options may be subject to vesting and such other terms as determined by the Committee in its discretion and set forth in the individual award agreements.

     The exercise price of an option may be paid in such consideration as the Committee deems appropriate, including cash, common stock or a combination thereof.

     Two types of options may be awarded under the 2007 Plan: options intended to qualify as ISOs under Section 422 of the Internal Revenue Code, and options not intended to qualify as ISOs. The following special rules apply to ISOs: ISOs may be awarded only to employees; the exercise price of an ISO may not be less than 100% of the fair market value per share of the Company's common stock on the grant date of the ISO or, if such ISO is awarded to an owner of 10% or more of the total combined voting power of all classes of the Company's common stock, not less than 110% of such fair market value; the aggregate fair market value of shares of common stock (determined as of the respective grant date(s)) for which one or more ISOs becomes exercisable for the first time during any calendar year may not exceed $100,000 for any individual; and the term of the ISO may not exceed ten years, or five years for owners of 10% or more of the total combined voting power of all classes of the Company's common stock.

     Stock Appreciation Rights. A SAR entitles a participant to receive value equal to the excess of the fair market value of a specified number of shares of common stock over the exercise price established for the SAR, with cash payable to the extent that any fraction of a share would be issuable. SARs may be subject to such terms and conditions, including vesting, as determined by the Committee and set forth in the individual award agreement. Except as otherwise established by the Committee at the time of grant, the exercise price of a SAR shall not be less than the fair market value of the SAR on the date of grant.

     Restricted Stock and Restricted Stock Units. Restricted stock is a grant of a specified number of shares of common stock, subject to such restrictions, risk of forfeiture, vesting or other conditions as the Committee may determine. A restricted stock unit is the right to receive a future grant of a specified number of shares of common stock, subject to such restrictions, conditions, risk of forfeiture, or vesting conditions as the Committee may determine. Unlike holders of restricted stock units, holders of restricted stock will have all rights of a shareholder with respect to the shares of restricted stock granted, except as otherwise provided in the applicable award agreement.

     Performance Units. Performance units entitle a participant to receive a specified value, established by the Committee at the time of the award, based on the extent to which specific performance goals are achieved. Performance units are subject to such terms and conditions as determined by the Committee, including the establishment of specified performance goals for a specified performance period as described below under "Performance Based Compensation." The performance unit is not earned unless and until the specified performance goals are attained. The value of performance units may be measured by the fair market value of our common stock or any other maximum dollar value established by the Committee, and may be settled in either cash or common stock, as determined by the Committee.

     Other Discretionary Awards. The Committee may, in its sole discretion, grant and determine the terms and conditions of other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the Company's common stock or factors that may influence the value of the Company's common stock. These awards may include, but are not limited to, convertible or exchangeable debt securities, other rights convertible or exchangeable into the Company's common stock, common stock purchase rights, awards with value and payment contingent upon the Company's performance or that of specified subsidiaries, affiliates or other business units or other factors determined by the Committee. The Committee may also, in its sole discretion, grant cash awards, independent of, or as an element of, or supplement to, any other award granted under the 2007 Plan. The Committee may also, in its sole discretion, grant common stock as a bonus, or grant other awards in lieu of obligations of the Company or its subsidiary to pay cash or deliver other property under the 2007 Plan or under other plans or compensatory arrangements.

Performance Based Compensation

     For any awards that are intended to be "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code (a Qualifying Award), no more than (1) 100,000 shares of common stock, and (2) with respect to cash and other property other than common stock, $1,000,000 (valued at its fair market value) may be subject to such Qualifying Awards made to any one individual during any one calendar year period. The right to receive or retain any award granted as a Qualifying Award (other than an Option or SAR) will be conditioned on the achievement of specified performance goals during a calendar year or performance period established by the Committee. Performance goals will be established in writing by the Committee prior to the beginning of each performance period, or in any event no later than the time permitted for the establishment of such goals by Section 162(m).

     Performance goals may vary from participant to participant and award to award and will be based upon the attainment of specific amounts of, or increases in, one or more of the following: the fair market value of the Company's common stock, revenues, operating income, cash flow, earnings before income taxes, net income, earnings per share, shareholders' equity, return on equity, return on investment or capital, return on assets, share price, profitability or profit margins, market share or strategic business objectives consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures, all whether applicable to us or any relevant subsidiary or business unit or entity in which we have a significant investment, or any combination thereof as the Committee may deem appropriate. Each performance goal may be expressed on an absolute or relative basis, may be based on, or otherwise employ, comparisons based on internal targets, our past performance or the past or current performance of other companies, and may provide for the inclusion, exclusion or averaging of specified items in whole or in part, such as realized gains or losses on strategic investments, discontinued operations, extraordinary items, accounting changes, and unusual or nonrecurring items, and, in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity or shares outstanding, assets or net assets. Prior to the payment of any award granted as a Qualifying Award, the Committee will certify in writing that the performance goals were satisfied. The Committee may also exercise discretion to reduce or eliminate a Qualifying Award, even if the applicable performance goals have been met.

Termination of Employment

     The Committee will determine the consequences to awards under the 2007 Plan of a participant's death, disability, retirement or other termination of employment of service. These consequences will be set forth in the individual award agreements or as the Committee may otherwise determine.

Transferability of Awards

     A participant may transfer options awarded under the 2007 Plan by will or the laws of inheritance. In addition, at the discretion of the Committee, a participant may transfer options by gift or other transfer other than for value to any of the following:

     o    the participant's immediate family;

     o a trust in which either the participant or the participant's immediate family members have more than 50% of the beneficial interest;

     o an entity in which the participant or participant's immediate family members own more than 50% of the voting interests; or

     o    such other transferees as permitted by the Committee.

Exchange and Buy Out -- Limits on Repricing

     The Committee may at any time offer to exchange or buy out any previously granted award for a payment in cash, shares of common stock, or other awards or property. However, the repricing of outstanding options or SARs without shareholder approval is expressly prohibited under the 2007 Plan.

Amendment and Termination of Plan and Awards

     The Committee may suspend or terminate the 2007 Plan at any time. The Committee may also amend or modify the 2007 Plan, except that it may not, without Shareholder approval, adopt any amendment that would be prohibited by applicable laws, regulations or Stock Exchange requirements absent Shareholder approval. The Committee also may amend, modify, suspend, cancel, terminate, discontinue or waive any conditions or rights under, any award, award agreement or related documents in any manner, either prospectively or retroactively; provided, however, that except as set forth in the 2007 Plan or otherwise provided in the applicable award agreement, no such amendment, modification, alternation, suspension, discontinuation, cancellation or termination that would materially impair the rights of any participant under any outstanding award will be effective to that extent without the consent of the impaired participant or the representative or beneficiary of the affected participant.

Change of Control

     The Committee may, in its discretion and on such terms and conditions as it may establish, determine that prior to or in connection with the consummation of a Change of Control (as defined in the 2007 Plan), that any or all outstanding awards become fully, partially or conditionally exercisable or vested. The Committee also may, in its discretion, cancel any outstanding awards in exchange for a payment in cash or securities equal to the "in the money" value represented by the difference between the exercise price associated with the award and the amount offered to holders of our common stock in the change of control transaction. Unless otherwise determined by the Committee, upon consummation of a Change of Control in which the Company is not the surviving entity, all outstanding options and SARs, to the extent not exercised or vested, will terminate and cease to be outstanding, except to the extent expressly assumed by the successor entity (or parent thereof), and all unvested restricted stock, restricted stock units and performance units shall be forfeited and cancelled.

     Unless otherwise determined by the Committee, upon consummation of a Change of Control in which the Company is the surviving entity, all awards will remain outstanding in full force and effect on the same terms and conditions.

     Except as otherwise provided in an applicable award agreement, the 2007 Plan defines a "change of control" as the occurrence of any of the following events:

     (i) during any period of 24 consecutive months, individuals who were members of the Board at the beginning of such period (the "Incumbent Directors") cease at any time during such period for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose appointment or election, or nomination for election, by the Company's shareholders was approved by a vote of at least a majority of the Incumbent Directors (either by specific vote or by approval of a proxy statement in which such person is named as a nominee, without written objection to such nomination) shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any "person" (as such term is used in Section 13(d) of the Exchange Act) (each, a "Person"), other than the Board;

     (ii) the consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause
          (y) only if Company Voting Securities (as defined below) are issued or issuable in connection with such transaction (each of the transactions referred to in this clause (A), being hereinafter referred to as a "Reorganization") or (B) a sale or other disposition of all or substantially all the assets of the Company (a "Sale"), unless, immediately following such Reorganization or Sale, (1) all or substantially all the individuals and entities who were the "beneficial owners" (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of shares of the Company's common stock or other securities eligible to vote for the election of the Board outstanding immediately prior to the consummation of such Reorganization or Sale (such securities, the "Company Voting Securities") beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company's assets either directly or through one or more subsidiaries) (the "Continuing Entity") in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, (2) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Entity or any corporation or other entity controlled by the Continuing Entity) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then outstanding voting securities of the Continuing Entity and (3) at least a majority of the members of the board of directors or other governing body of the Continuing Entity were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;

     (iii) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (ii) above that does not otherwise constitute a Change of Control; or

     (iv) any Person, corporation or other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing a percentage of the combined voting power of the Company Voting Securities that is equal to or greater than 35%; provided, however, that for purposes of this subparagraph (iv) (and not for purposes of subparagraphs (i) through (iii) above), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or any Subsidiary, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or (D) any acquisition pursuant to a Reorganization or Sale that does not constitute a Change in Control for purposes of subparagraph (ii) above.

Grants

     No awards have been made under the 2007 Plan, and the Company cannot currently determine the number of awards that will be granted to any person during fiscal 2008. Our current compensation arrangements for non-employee directors, which are subject to change, provide that non-employee directors receive 2,000 options per year ("see "Compensation of Directors" below). If Proposal 1 described above is adopted and if the shareholders elect the director nominees proposed, the Company will have three non-employee directors who would receive 2,000 options during fiscal 2008 under the current director compensation arrangements, or an aggregate of 6,000 options, with a term of ten years and an exercise price equal to the fair market value of our common stock at the time of grant (expected to be in October 2007).

                       APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee of the Board is responsible for the appointment, compensation and retention of our independent auditors. As of the date of this proxy statement, the Audit Committee has not engaged independent auditors for fiscal 2008 and is currently evaluating audit firms to serve in this capacity. For this reason, the Audit Committee has not recommended an auditor for ratification at the Annual Meeting. KPMG LLP served as the independent auditors for the Company for fiscal 2007. Representatives of KPMG LLP are expected to attend the Annual Meeting and will have the opportunity to make any statements they consider appropriate and to respond to shareholders' questions.

           FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The following table sets forth the fees billed to the Company by KPMG LLP for services in the fiscal years ended April 29, 2007 and April 30, 2006.

                             Fiscal 2007       Fiscal 2006
                        ------------------------------------
Audit Fees                    $441,695          $451,195
Audit-Related Fees (1)         19,800             7,500
Tax Fees (2)                   15,490            20,700
All Other Fees (3)             175,000              0
   Total                      $651,985          $479,395
                        ------------------------------------

(1) Audit-related fees are for services related to a registration statement on Form S-3 filed in connection with the purchase of certain assets from International Textile Group, Inc. in fiscal 2007 and Canadian loan compliance reports in fiscal 2007 and fiscal 2006.

(2) Tax fees are for services rendered in connection with domestic and foreign tax compliance and advisory services.

(3) All other fees are for services rendered in connection with transfer pricing studies and other international tax services in connection with the Company's subsidiaries in Canada and China.

     The Audit Committee's policy is to approve in advance all audit fees and terms and all non-audit services provided by the independent auditors. Under the policy, and in accordance with the Sarbanes-Oxley Act of 2002, any member of the Audit Committee who is an independent member of the Board of Directors may approve proposed non-audit services that arise between committee meetings, provided that the decision to pre-approve the service is presented at the next scheduled committee meeting. The Audit Committee did not fail to pre-approve any of the services provided by KPMG LLP during fiscal 2007.

                             AUDIT COMMITTEE REPORT

     The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company's website at www.culpinc.com under the "Investor Relations/Governance" section. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company's financial reports and information, systems of internal controls, and accounting, auditing and financial reporting processes. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditors and must pre-approve all services provided by the independent auditors. Both the independent auditors and the Company's internal auditor report directly to and meet with the Audit Committee.

     Management has the primary responsibility for financial statements and the reporting process. The Company's firm of independent auditors, which for the fiscal year 2007 was KPMG LLP, is responsible for expressing an opinion on the conformity of the Company's audited financial statements with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed with management and KPMG the audited financial statements as of and for the year ended April 29, 2007. The Audit Committee has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from KPMG the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee also has considered whether KPMG's provision of non-audit services to the Company is compatible with the concept of auditor independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended April 29, 2007 for filing with the Securities and Exchange Commission.

     The foregoing report has been furnished by members of the Audit Committee.

                  Kenneth R. Larson, Chairman
                  Jean L.P. Brunel
                  Patrick B. Flavin
                  Kenneth W. McAllister

                      COMPENSATION DISCUSSION AND ANALYSIS

Objectives and Overview
-----------------------

     The primary objective of our executive compensation program is to support the corporate goals of increasing our earnings and shareholder return. We believe the best way to accomplish this objective is to focus the program on four secondary objectives:

     o attracting management with the skills to lead the company successfully;

     o fairly compensating management for their service to our company, which helps retain and motivate them;

     o aligning the long-term interests of management with those of our shareholders; and

     o    rewarding management for achieving specific corporate goals.

Our compensation committee's policy is to base compensation for our executive officers on three main factors:

     (1) the compensation paid to executive officers at comparable companies in our industry;

     (2) each individual officer's performance and contribution to our company; and

     (3)  our financial performance.

The committee relies most heavily on the first two factors in setting base salaries for executive officers and in making decisions about non-current compensation - for example, retirement plans and severance protection - that is available only to top management. The committee typically links the third factor to executive officer compensation through annual incentive cash bonuses and periodic grants of stock options to executive officers.

Compensation Elements
---------------------

     The following elements made up the fiscal 2007 compensation program for our executive officers, including all of the executive officers listed in the summary compensation table on page 28 (whom we refer to as the "named executive officers"):

    Element        Form of compensation              Purpose             Performance criteria
------------------ ----------------------- ----------------------------- ----------------------
Base salary        Cash                    Provide a competitive level   Not performance-based
                                            of fixed compensation that
                                            attracts and retains skilled
                                            management
Annual bonus       Cash                    Reward officers for efforts   Discretionary, awarded
                                            in leading the company        by the compensation
                                            through restructuring         committee after the
                                            efforts and challenging       end of the year based
                                            industry environment          on the factors
                                                                          mentioned in the
                                                                          "Purpose" column
Long-term          Stock options           Create a strong financial     Common stock price
 incentive                                  incentive for meeting or
                                            exceeding long-term
                                            financial goals, rewarding
                                            past performance, and
                                            encouraging an equity stake
                                            in our company
Welfare plans      Eligibility to receive  Providing a competitive,      Not performance-based
                    health and other        broad-based employee
                    welfare benefits paid   benefits structure
                    for or subsidized by
                    the company, including
                    broad-based medical,
                    life insurance and
                    disability plans and a
                    severance plan
Retirement plans   Eligibility to          Providing competitive         Not performance-based
                    participate in, and     retirement-planning benefits
                    receive company         to attract and retain
                    contributions to, our   skilled management
                    401(k) plan and, for
                    two officers, a
                    supplemental deferred
                    compensation plan
Split-dollar life  Company paid life       Providing an additional death Not performance-based
 insurance plan     insurance policy for    benefit in a cost-effective
                    the benefit of Mr.      manner
                    Culp, III, our fiscal
                    2007 CEO and Chairman
Perquisites        Automobile allowance or Providing a competitive       Not performance-based
                    lease, plus business    compensation package
                    club dues for Mr.
                    Culp, III
Severance          Eligibility to receive  Providing a competitive       Not performance-based
 protection plan    cash severance in       compensation package and
                    connection with         ensuring continuity of
                    termination in          management in the event of
                    anticipation of or for  any actual or threatened
                    a period after a        change in control of our
                    change of control       company

         Base salary
         -----------

Our compensation committee sets base salaries for our named executive officers based primarily on:

(1) base salaries paid to executive officers at comparable companies in our industry, and

(2)  each individual officer's performance and contribution to our company.

Our financial performance for the prior year can also play a role in the committee's consideration of annual salary increases.

     The committee's information on base salaries at comparable companies comes from SEC filings by public companies and general knowledge about manufacturing companies of similar size or within our industry. Given the size of our company, we believe it is appropriate to research this information ourselves rather than relying on a potentially more extensive, but expensive, data review by a compensation consultant. During 2003, and in setting salaries for fiscal 2004, we considered base salary data from the following companies:

Burlington Industries
Collins and Aikman
Cone Mills Corporation
Dan River Corporation
Delta Woodside
Galey & Lord
Guilford Mills
JP Stevens
Pillowtex
Quaker Fabric Corporation
Russell
Unifi
Westpoint Stevens

We considered these companies to be comparable because they were other manufacturers of textile products based in the U.S. During the years that followed, including fiscal 2007, the U.S. based textile industry continued to undergo rapid changes, and many of the companies on the list above were restructured, acquired, or filed for bankruptcy. Our company also was engaged in significant restructuring activities during the same time period, with difficult financial challenges. For these reasons, and also because limited salary increases occurred during these years, comparable company data was not reviewed by the compensation committee during this period in setting base salaries. None of our executive officers received salary increases for fiscal 2007, except for Mr. Bowling in connection with his assumption of additional duties in managing our finance department.

     Based on its review of base salary from companies in our industry and the other considerations discussed above, the committee decided that the salaries of our executive officers for fiscal 2007 were comparable to or below the average level within our industry, and were at levels needed to properly reward and retain qualified leadership for the company.

     In setting base salaries for the named executive officers, the committee also considers each officer's performance and contribution to our company in the prior fiscal year. The committee determined that each of the named executive officers performed satisfactorily during fiscal 2006. Nonetheless, due to the financial difficulties faced by the company and in light of the significant cost cutting efforts underway at the company during the year, and after consulting with management, the committee decided not to raise executive officer salaries for 2007 for Mr. Culp, Mr. Saxon and Mr. Ludwig.

         Annual bonuses
         --------------

     Until fiscal 2006, we had for many years awarded annual bonuses to management, including the named executive officers, based on our company's achievement of pre-established financial performance goals. During the past two years, however, fundamental changes in the fabric industry have led to dramatic and challenging changes in our company. These changes have included significant restructuring activities and expansion of our operations into China. The scope of the changes made it difficult to set meaningful financial performance goals in advance. As a result, during this period the compensation committee has not tied bonuses for the named executive officers (with one exception, discussed below) to our achievement of particular financial performance goals.

     Instead, the committee has focused on rewarding management, where the committee considered appropriate, for shepherding the company through this challenging period. The committee also considered the need to retain executives during this challenging time in the company's history. Finally, bonuses in certain cases were awarded based upon changing roles of some of our executives during the year. Specifically, for fiscal 2007, the committee decided to award a bonus of $300,000 to Mr. Saxon, as he took a strong leadership role in shepherding the company during its restructuring over the past several years and was promoted to the role of CEO at the end of the fiscal year. A bonus of $100,000 was awarded to Mr. Culp, in recognition of his leadership as CEO during the year, and a bonus of $20,000 was awarded to each of Mr. Ludwig and Mr. Bowling for their significant efforts during a difficult period for the company, and in addition in connection with Mr. Bowling's promotion to chief financial officer at the end of fiscal 2007. In each case, the committee considered the individual salary of each executive to whom these awards were granted in deciding on the bonus amount.

     Because the performance of our home fashions division remained more stable during this period of change, the committee established a bonus plan for that division to award bonuses based upon financial performance goals for the home fashions division. Mr. Culp, IV, president of the division, is the only named executive officer who participates in this bonus plan. For fiscal 2007, Mr. Culp, IV was awarded a bonus of $83,475 under the plan, which was 47.7% of his base salary and 159% of his target bonus of 30% of salary. This amount was just short of the maximum amount that Mr. Culp, IV could have qualified for under the plan and was based upon the home fashions division reaching "stretch" maximum performance goals for operating income and free cash flow and falling just short of the goal for return on capital. In assessing whether the division met its maximum goals, the committee excluded the financial effects of the acquisition completed by the home fashions division during the third quarter of fiscal 2007, pursuant to the provisions of the plan providing that extraordinary items and events are to be excluded in determining performance with respect to the numerical performance measures.

     With this recent period of change largely behind us, the committee has now decided to resume our practice of tying all named executive officers' annual bonuses to achievement of pre-established financial performance goals, effective for fiscal 2008. For more information about this new bonus plan, see "-Changes for Fiscal 2008."

         Long-term incentives
         --------------------

     The committee has long used stock options as its primary tool for aligning executives' long-term interests with those of our shareholders, thereby giving the officers a strong personal incentive to help us meet or exceed our long-term financial goals. To that end, the committee periodically approves the grant of stock options to management and other key employees, including all of the named executive officers. Our current stock option plan, which our shareholders approved in 2002, requires that all options be granted at exercise prices that are at or above the fair market value of our common stock at the time of grant. This means that option recipients will not realize any value for their options unless our stock price increases. In addition, options have been granted with provisions that they will only become exercisable in increments over a period of time (typically five years), so optionees must remain employed for a significant additional period before realizing any value for their options.

     We currently have no formal system for determining the number of options we grant each year, either in the aggregate or to any individual. In making its grant decisions, the committee generally considers the individual's level of responsibility and/or ability to affect stock price or other performance measures such as earnings. The committee also sometimes grants stock options to recognize changes in responsibilities. Options granted early in fiscal 2007 were granted less than two weeks prior to the announcement of fiscal 2006 earnings, due to a longer than usual delay between the end of the fiscal year and the announcement of financial results. The compensation committee has adopted a policy that in the future annual option grants will not be made until at least two business days after the announcement of financial results for the prior fiscal year.

     The numbers of options granted during fiscal 2007 were based upon the committee's assessment of an appropriate number to provide adequate incentive to the recipients of the grants, taking into account the number of options granted in prior years, management's recommendation, and the remainder of the recipients' compensation package. The numbers of options granted were somewhat larger than in recent prior years, in an effort to provide more incentive in light of very little increases in salary and limited bonuses in recent years.

         Welfare plans
         -------------

     Our current welfare benefit plans are open to all full-time employees. Under each plan, the named executive officers receive either the same benefit as all other salaried employees or a benefit that is exactly proportional, as a percentage of salary, to the benefits that others receive. For example, the amount of each individual's company-paid life insurance policy is based on his or her base salary.

         Retirement plans
         ----------------

                  401(k)

     Participation in our tax-qualified 401(k) plan is available to all of our full-time employees over the age of 21. This plan allows our employees to save money for retirement in a tax-advantaged manner. All of our named executive officers currently participate in this plan. For each participant for fiscal 2007, we contributed 100% of the first 3% of salary that the participant contributed to the plan, and 50% of the next 2% contributed. This is the level of matching contribution that the plan prescribes, and it has not been changed in many years.

                  Supplemental deferred compensation plan

     We provide a supplemental deferred compensation plan for two of our executive officers, Mr. Saxon and Mr. Ludwig. Under this plan, we contribute 15% of each officer's base salary each year to the officer's plan account. The 15% amount was set by a past compensation committee more than ten years ago and has been retained each year. We adopted this plan instead of providing split-dollar life insurance plans similar to the one described below that we provide for our former CEO, Mr. Culp, III. The plan also allows the participants to defer additional amounts of their salary or bonus into the plan at their discretion, up to 100% of compensation other than amounts required for withholding taxes.

         Split-dollar life insurance plan
         --------------------------------

     We have participated in a split-dollar life insurance plan with Mr. Culp, III, our board chairman and former CEO, for more than 20 years. Under this plan, we pay the premiums on policies insuring Mr. Culp's life and in some cases, the life of Mr. Culp's spouse as well. Upon the death of Mr. Culp or his spouse, as set forth in the individual policies, the beneficiaries named under the policy will receive the policy proceeds that remain after we have recovered an amount equal to the total policy premiums we have paid.

         Perquisites
         -----------

     We provide only very limited perquisites. During fiscal 2007, the only perquisites provided to any of the named executive officers were an automobile lease for Mr. Culp, III and an automobile allowance for the other named executives (except for Mr. Bowling, who was added to the plan in fiscal 2008). This benefit has been offered for many years, and we believe it is a common element of a competitive compensation package for companies that are comparable to the company. We also pay dues to an uptown business club in High Point for Mr. Culp, III, for purposes of business entertainment and also because we believe it is a common element of a competitive compensation package.

         Severance protection plan
         -------------------------

     We have a severance protection plan that covers certain of our officers, including Mr. Saxon, Mr. Ludwig and Mr. Culp, III. We recently took action to add Mr. Culp, IV and Mr. Bowling to the plan. The plan operates through written agreements we have with each officer. Under each of these agreements, the officer will be entitled to receive payment from us in certain circumstances if the officer's employment terminates in anticipation of, or within a particular time period following, a change of control of our company. We recently took action to amend the agreements covering this plan by eliminating the window period that allows the executive to receive a change in control payment if he terminates his employment following a change in control without demonstrating an adverse change in his conditions of employment.

     In each case, upon the officer's termination we would owe him an amount that is approximately double his total compensation at the time of termination. "Total compensation" means base salary plus the target annual incentive bonus for the fiscal year in which the termination occurs. In addition, if the termination were to occur prior to the annual bonus payout for the prior fiscal year, the officer would be entitled to that bonus payment as well.

     Each agreement also provides for an additional payment of one year's total compensation to the officer in exchange for non-competition covenants. For information about these covenants, the circumstances in which payments under the agreements would be triggered and the estimated amounts of the payments to Mr. Culp, Mr. Saxon and Mr. Ludwig, see "Executive Compensation - Potential Payments Upon Termination or Change in Control."

Changes for Fiscal 2008
-----------------------

     In April 2007, the compensation committee approved significant changes to the annual base salaries of three of our executive officers. The salary of Mr. Culp, III, our board chairman, decreased from $416,000 to $300,000 to reflect his retirement as our CEO. Mr. Saxon's salary increased by $50,000, to $350,000, to reflect his promotion to CEO. Mr. Bowling's salary increased $30,000 to $160,000, to reflect his promotion to CFO. The salary for Mr. Culp, IV was increased by $15,000 to $190,000 based on general performance, and Mr. Ludwig's salary was left unchanged.

     Also in April, the compensation committee and the full board adopted a management incentive plan under which certain executive officers may earn cash bonuses based on our financial performance. Mr. Culp, III, Mr. Saxon, Mr. Bowling and Mr. Ludwig are among the plan participants. The financial performance measures for fiscal 2008 are operating income, free cash flow and return on capital, in each case excluding certain extraordinary and non-recurring items. These measures are weighted to make up the total bonus opportunity, as follows:

                                          Measure               Weight
                                          -------               ------
                                      Operating income            60%
                                      Free cash flow              25%
                                      Return on capital           15%

The compensation committee and the board have set target, threshold and maximum performance levels for each measure, as well as target, threshold and maximum bonuses for each participant. The bonus levels increase, as a percentage of base salary, with the level of the participant's responsibility within our company. For our named executive officers who are participating in the plan, the target bonuses for fiscal 2008 range from 30% to 150% of base salary.

     The compensation committee and the board also approved Mr. Culp, IV as a participant in the management incentive plan for our home fashions division for fiscal 2008. This plan is substantially identical to the plan in which our other named executive officers participate, except that it provides a bonus opportunity based solely on the financial performance of our home fashions division. As with the other plan, the financial measures for fiscal 2008 are operating income, free cash flow and return on capital, in each case excluding certain extraordinary and non-recurring items. The measures' relative weights are also the same. Mr. Culp, IV's target bonus under this plan for fiscal 2008 is 40% of his base salary.

     The board is now proposing that our shareholders approve a new equity plan (see Proposal 4 above). If our shareholders approve the new plan, it will allow us to structure incentive awards using various types of equity based compensation, including performance units, restricted stock, stock options, and stock appreciation rights. Our current plan provides only for option grants, which no longer have an advantage from an accounting perspective over other types of equity-based compensation. We have not yet adopted a formal plan for determining when and to whom to make grants under the new plan, except that our current compensation arrangements for non-employee directors provide that these directors receive 2,000 options per year (see "Compensation of Directors" below).

Conclusions
-----------

     Our compensation committee has considered each of the elements of the named executive officers' compensation, as described above. It also has considered the total amounts of current compensation, retirement compensation and potential compensation from stock option grants and severance protection that these elements provide to the officers. The committee believes the amount of each element, and the total amount of compensation, for each named executive officer is reasonable and appropriate in light of the officer's experience and individual performance, our recent operational and financial challenges and the officer's role in leading us through those challenges, and the resulting enhancement to shareholder value.

                          COMPENSATION COMMITTEE REPORT

     Our compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on its review and discussion, the committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement and in our annual report on Form 10-K for filing with the SEC.

                           Jean L.P. Brunel, Chairman
                                Patrick B. Flavin
                                Kenneth R. Larson
                              Kenneth W. McAllister

                           SUMMARY COMPENSATION TABLE

The following table shows the compensation we paid for fiscal 2007 to our named executive officers.

Name and Principal   Year   Salary     Bonus    Option     Non-Equity     Change in      All Other      Total
       Position                                   Awards     Incentive    Pension Value  Compensation
                                                               Plan           and
                                                            Compensation  Nonqualified
                                                                            Deferred
                                                                          Compensation
                                                                            Earnings
                               ($)       ($)       ($)                        ($)            ($)          ($)
         (a)           (b)     (c)       (d)     (f) (1)        ($)           (h)          (i) (2)        (j)
                                                                (g)
---------------------------------------------------------------------------------------------------------------
Robert G. Culp, III
Chairman & Chief
 Executive Officer
 (3)                  2007   416,000   100,000    65,230        --             --           95,795      677,025
Franklin N. Saxon     2007   300,000   300,000    49,030        --           4,605          53,525      707,160
 President & Chief
  Operating Officer
  (3)(4)
Robert G. Culp, IV    2007   175,000     --       31,310      83,475           --           7,657       297,442
 President, Culp Home
  Fashions Division
Kenneth M. Ludwig     2007   186,625   20,000     38,895        --           3,106          42,392      291,018
 Senior Vice
  President, Human
  Resources,
  Corporate Secretary
Kenneth R. Bowling    2007   130,000   20,000     15,395        --            163           6,283       171,841
 Vice President,
  Finance, Treasurer
  and Assistant
  Secretary (4)

(1) These numbers reflect the amount of expense we recognized in our financial statements for fiscal 2007 for options granted to each officer. For information about the relevant assumptions we made in calculating the interest expense, please see note 14 to the financial statements included in our fiscal 2007 annual report on Form 10-K.

(2)  The following table shows the components of "All Other Compensation."

                                              Contribution to
                                                 non-qualified
               401(k) plan   Amount paid for        deferred
                   match       life insurance   compensation plan Perquisites
              -------------- ----------------- ------------------ -----------
Culp, III         16,187          59,700               --           19,908
Saxon             7,325            1,200             45,000           --
Culp, IV          6,817             840                --             --
Ludwig            13,500            898              27,994           --
Bowling           5,667             616                --             --

         The amount we paid for life insurance for Mr. Culp, III consists of $1,200 in premiums for group life insurance that is generally available to all salaried full-time employees and $58,500 in premiums under our split-dollar life insurance arrangement with Mr. Culp. Mr. Culp's perquisites consisted of $18,888 in automobile lease expenses and $1,020 in business club dues. Perquisites for the other named executive officers were less than $10,000 per officer.

     (3) Mr. Culp, III served as our chairman and CEO until April 30, 2007. Effective May 1, 2007, Mr. Saxon became our president and CEO. Mr. Culp, III continues to serve as chairman of our board.

     (4) Mr. Saxon was our principal financial officer during fiscal 2007. Effective May 1, 2007, the board promoted Mr. Bowling from vice president, finance and treasurer to chief financial officer.

     The option award expense reflected in column (f) of the table is for options we granted to the officers in fiscal years 2003, 2004, 2005, 2006 and 2007. For all of these options:

          o the exercise price is at least equal to the fair market value of our common stock at the time of grant;

          o    the term is five years;

          o 25% of each grant vests on each of the first four anniversaries of the grant date;

          o the options terminate three months after the optionee's death, disability or termination (immediately, for termination due to misconduct);

          o    no dividends are paid or accrue on unexercised options; and

          o there may be no transfers except upon the optionee's death or, if approved by the compensation committee, by gift to an immediate family member or family trust.

     Column (h) shows the amount of interest earned during the fiscal year on the officer's account balance under our deferred compensation plan that the SEC considers to be "above market." The compensation committee is responsible for setting this interest rate. The current rate, which is the rate for 30-year treasury notes plus 2.5%, has been in place since fiscal 2003. For more information about this plan, see "-Non-Qualified Deferred Compensation" below.

Grants of Plan-Based Awards

     The following table provides information about the option awards we made to the named executive officers in fiscal 2007. It also provides information about the potential bonus payable to Mr. Culp, IV under our management incentive plan for the home fabrics division. We did not make any other awards to the named executive officers in or for fiscal 2007 that were based on pre-established performance criteria.

    Name        Grant    Potential Payouts Under Non-Equity                  Exercise or   Grant Date Fair
                   Date          Incentive Plan Awards                         Base Price    Value of Stock
                          Threshold   Target     Maximum     All Other Option   of Option     and Option
                          ----------------------------------  Awards: Number      Awards         Awards
                                                              of Securities
                                                                Underlying
                                                                  Options        ($/Sh)           ($)
                             ($)        ($         ($)             (#)             (k)            (l)
      (a)          (b)       (c)       (d)         (e)             (j)
Robert G. Culp,
 III             6/14/06      --        --          --            30,000          4.52          72,939
Franklin N.
 Saxon           6/14/06      --        --          --            24,000          4.52          58,351
Robert G. Culp,
 IV              6/14/06      --        --          --            12,000          4.52          19,176
                            5,250     52,500      84,000            --             --             --
Kenneth M.
 Ludwig          6/14/06      --        --          --            18,000          4.52          43,763
Kenneth R.
 Bowling         6/14/06      --        --          --            10,000          4.52          24,313

Option grants
-------------

     The option grants reflected in the table have a five-year term. They vest pro rata on the first four anniversaries of the grant date, as follows:

                           Vesting Date               % of Grant That Vests

                              6/14/07                          25
                              6/14/08                          25
                              6/14/09                          25
                              6/14/10                          25

In the event of a change of control of our company, the compensation committee has the discretion to accelerate vesting so that all of the options vest just prior to the change of control.

We made these grants under our 2002 stock option plan, which our shareholders approved in 2002. Under this plan, all options must have an exercise price at least equal to the fair market value of our common stock on the date of grant. The plan defines "fair market value" as the 10-day-average closing price of our stock or the closing price on the date of grant, whichever is higher.

           For more information about these options, see above under "-Summary Compensation Table."

           Management incentive plan bonus
           -------------------------------

     Mr. Culp, IV was the only named executive officer in fiscal 2007 who participated in a management incentive plan that paid bonuses based on achievement of pre-established performance criteria. See "Compensation Discussion and Analysis-Annual bonuses." Bonus awards under this plan are tied directly to the financial performance of our home fabrics division.

     For fiscal 2007, the compensation committee and board established objective goals under the plan for three measures of corporate performance and communicated them to plan participants in December 2006. We refer to these objective goals as the "targets." For each measure, the committee and board also assigned a specific weight, i.e., the percentage of the participants' total bonuses that the measure would contribute. These fiscal 2007 performance goals and weightings were:

                                         Operating income              60%
                                         Free cash flow                25%
                                         Return on capital             15%

As defined under the plan, each performance measure excludes certain extraordinary and non-recurring items, such as restructuring and related charges, goodwill write-offs, non-recurring items, and material acquisitions. In addition, the plan provides that bonuses will only be paid if the company as a whole reports positive earnings, excluding restructuring and related expenses and other extraordinary items.

     The committee and the board awarded each participant a target bonus opportunity under the plan. Mr. Culp, IV's target bonus was 30% of his salary (column (d)). This meant he would earn 30% of his salary if the division achieved the targeted performance level for each of the three measures. For each measure, the committee and board also established a performance level below the target and two performance levels above the target. The lower or "threshold" performance level was the level below which no participant would receive a bonus based on that measure. For performance at that threshold level, a participant would receive 10% of his targeted bonus for that measure (column (c)). The two higher performance levels, which we call the "maximum" and "super maximum," corresponded to higher bonus payments of 150% and 200% of target, respectively, for the measure. The super maximum award for Mr. Culp appears in column (e). For performance between any of these levels, participants would receive a proportional payout. The four performance levels, and the percentages of target bonus to which they corresponded, were as follows:

                                         Threshold             10%
                                         Target               100%
                                         Maximum              150%
                                         Super maximum        200%

Thus, assuming threshold performance levels under the plan, Mr. Culp, IV's bonus opportunity ranged from 3%-60% of his salary.

     At the time the board set these performance tiers, it believed performance at the target level for each measure was reasonably likely based on our budget and annual performance to date. It believed performance at the threshold level was probable, that performance at the maximum level was possible but unlikely and that performance at the super maximum level was very unlikely.

     Based on the division's performance for the year, Mr. Culp, IV received a bonus of $83,475 under the plan. This was 47.7% of his base salary and 159% of his target bonus of 30% of salary. This amount was just short of the maximum amount that Mr. Culp, IV could have qualified for under the plan and was based on the home fashions division reaching the maximum performance goals for operating income and free cash flow and falling just short of the goal for return on capital.

Outstanding Equity Awards at Fiscal Year-End

     The following table provides information about the equity awards our named executive officers held as of the end of fiscal 2007. To date, we have not granted any form of equity award other than stock options.

      Name                                        Option Awards
------------------ ------------------------------------------------------------------------------
                    Option Grant     Number of       Number of      Option    Option Expiration
                         Date       Securities      Securities     Exercise           Date
                                     Underlying     Underlying       Price
                                    Unexercised     Unexercised
                                       Options        Options
                                        (#)             (#)           ($)
       (a)                          Exercisable    Unexercisable                      (f)
                                        (b)             (c)           (e)
 Robert G. Culp,
        III          12/16/1997        15,000           --           20.25        12/15/2007
                      9/14/1998        30,000           --           7.625         9/13/2008
                      6/28/1999        8,000            --          9..125         6/27/2009
                      6/21/2002        12,000           --           13.99         6/20/2007
                    6/17/2003 (1)      9,000           3,000         6.61          6/16/2008
                    6/15/2004 (2)      7,500           7,500         7.13          6/14/2009
                    10/3/2005 (3)      7,500          22,500         4.59          10/2/2010
                    6/14/2006 (4)        0            30,000         4.52          6/13/2011
Franklin N. Saxon    12/16/1997        7,000            --           20.25        12/15/2007
                      9/14/1998        10,000           --           7.625         9/13/2008
                      6/21/2002        7,000            --           13.99         6/20/2007
                    6/17/2003 (1)      5,250           1,750         6.61          6/16/2008
                    6/15/2004 (2)      6,000           6,000         7.13          6/14/2009
                    10/3/2005 (3)      6,000          18,000         4.59          10/2/2010
                    6/14/2006 (4)        0            24,000         4.52          6/13/2011
Robert G. Culp, IV    6/21/2002        3,500            --           13.99         6/20/2007
                    6/17/2003 (1)      2,625            825          6.61          6/16/2008
                    6/15/2004 (2)      4,500           4,500         7.13          6/14/2009
                    10/3/2005 (3)      4,500          13,500         4.59          10/2/2010
                    6/14/2006 (4)        0            12,000         4.52          6/13/2011
Kenneth M. Ludwig    12/16/1997        7,000            --           20.25        12/15/2007
                      9/14/1998        20,000           --           7.625         9/13/2008
                      6/28/1999        3,000            --           9.125         6/27/2009
                      6/21/2002        7,000            --           13.99         6/20/2007
                    6/17/2003 (1)      5,250           1,750         6.61          6/16/2008
                    6/15/2004 (2)      4,500           4,500         7.13          6/14/2009
                    10/3/2005 (3)      4,500          13,500         4.59          10/2/2010
                    6/14/2006 (4)        0            18,000         4.52          6/13/2011
Kenneth R. Bowling    6/21/2002        2,500            --           13.99         6/20/2007
                    6/17/2003 (1)      1,875            625          6.61          6/16/2008
                    6/15/2004 (2)      1,500           1,500         7.13          6/14/2009
                    10/3/2005 (3)      1,500           4,500         4.59          10/2/2010
                    6/14/2006 (4)        0            10,000         4.52          6/13/2011

(1) The options in this grant vest in four equal installments on the first four anniversaries of the grant date. As of the end of fiscal 2007, three quarters of the options had vested.


(2) The options in this grant vest in four equal installments on the first four anniversaries of the grant date. As of the end of fiscal 2007, one half of the options had vested.

(3) The options in this grant vest in four equal installments on the first four anniversaries of the grant date. As of the end of fiscal 2007, one quarter of the options had vested.

(4) The options in this grant vest in four equal installments on the first four anniversaries of the grant date. As of the end of fiscal 2007, none of the options had vested.

Option Exercises

     This table provides information about stock option exercises by the named executive officers in fiscal 2007.

         Name                  Option Awards
-----------------------------------------------------
                           Number of       Value
                             Shares       Realized
                            Acquired         on
                               on         Exercise
                            Exercise
                              (#)           ($)
                              (b)           (c)
-----------------------------------------------------
Robert G. Culp, III          47,500       104,500
Franklin N. Saxon            10,000        40,500
Robert G. Culp, IV           7,500         2,250
Kenneth M. Ludwig            10,000        38,500
Kenneth R. Bowling             --            --

Nonqualified Deferred Compensation

     We maintain a nonqualified deferred compensation plan for certain of our management employees. Although all of the named executive officers are eligible to participate in the plan, to date only Mr. Saxon, Mr. Ludwig and Mr. Bowling have done so. The following table provides information about amounts we contributed to these officers' plan accounts in fiscal 2007, and about the officers' earnings under the plan. The last column shows each participating officer's total account balance as of the end of the fiscal year.

          Name         Executive Contributions       Registrant          Aggregate      Aggregate       Aggregate
                               in Last FY       Contributions in Last     Earnings in    Withdrawals/   Balance at
                                  ($)                      FY             Last FY(1)    Distributions    Last FYE
                                  (b)                     ($)                 ($)            ($)           ($)
           (a)                                            (c)                 (d)            (e)           (f)
Franklin N. Saxon                 --                    45,000              23,063           --          325,195
Kenneth M. Ludwig                 --                    27,994              15,556           --          219,307
Kenneth R. Bowling                --                       --                  818           --           11,510

     (1) All amounts in this column are included in column (i), "All Other Compensation," of the summary compensation table on page 28.

     (2) Of the amounts reported in this column, the following amounts are reported as above-market earnings on deferred compensation in column (h), "Change in Pension Value and Nonqualified Deferred Compensation Earnings," of the summary compensation table: Mr. Saxon - $4,605; Mr. Ludwig - $3,106 and Mr. Bowling - $163.

     Under the plan, each participant may elect to defer any or all of his annual salary or bonus into his plan account. In addition, we have the ability to make company contributions in any amount to any participant's account. We have agreed with both Mr. Saxon and Mr. Ludwig to contribute an amount equal to 15% the officer's annual salary to his plan account each year. We have also agreed to pay the officer's share of social security taxes on the amount of our contributions. Aside from these two contributions, we did not make company contributions to the account of any plan participant in fiscal 2007.

     Our compensation committee sets the rate of interest for plan accounts. The current rate, set in fiscal 2003, is equal to the rate for 30-year treasury notes plus 2.5%. We currently compound interest on a monthly basis.

     In general, if a participant's employment terminates for any reason other than death, he will receive his account balance in a lump sum payment within 30 days after termination. However, certain participants who are officers or shareholders of our company, including the three named executive officers listed above, must wait six months after termination before receiving a distribution from the plan.

     If a participant dies, we will pay his account balance to his beneficiary in a single lump sum within 30 days.

     A participant may request to receive an early distribution of all or a portion of his account balance if he suffers a financial hardship involving unexpected and unforeseeable emergency medical expenses that are beyond the participant's control. A committee consisting of the board chairman, the chief financial officer and the head human resources officer has sole discretion to grant or deny such requests.

     In addition, we have the right to terminate the plan at any time and distribute all account balances. If we choose to do this, we must make the distributions between the date that is 12 months after we have completed all action necessary to terminate the plan and the date that is 24 months after the termination.

     Because this is a nonqualified plan, benefits are unsecured. This means that a participant's claim for benefits is no greater than the claim of a general creditor.

Potential Payments Upon Termination or Change of Control

     We are party to change of control and non-competition agreements with Mr. Culp, III, Mr. Saxon and Mr. Ludwig. In addition, in June 2007 the board determined to enter into similar agreements with Mr. Culp, IV and Mr. Bowling.

     The purpose of these agreements is to encourage the officers to carry out their duties in the event of a possible change in the control of our company. The agreements are not ordinary employment agreements. Unless there is a change of control (as defined in the agreements), they do not provide any assurance of continued employment, or any severance. Each agreement has a rolling three-year term.

     Under these agreements, any of the following events would be a "change of control:"

     o any person, entity or group acquiring, directly or indirectly, 35% or more of our common voting stock (subject to certain exceptions);

     o a merger or consolidation involving us and another entity, if we were not the surviving entity and after the merger or consolidation the holders of 35% or more of the voting stock of the surviving corporation were not holders of our voting stock immediately before the transaction;

     o our liquidation or dissolution, or a sale or transfer of substantially all of our assets; or

     o a change in the majority of our directors that our directors have not approved.

     Each agreement provides for payment to the officer in connection with a change of control if any of the following triggering events were to occur:

     (1)  the officer is terminated in anticipation of the change of control,

     (2) the officer is terminated within three years after the change of control for any reason other than death, disability or for cause, or

     (3) the officer terminates his employment during that three-year period because we (or our survivor) change his employment conditions in a negative and material way.

     Following a triggering event, the officer would be entitled to payment in the amount of 1.99 times his total compensation. "Total compensation" means base salary plus the target annual incentive bonus for the fiscal year in which the termination occurs. In addition, if the termination were to occur prior to the annual bonus payout for the prior fiscal year, the officer would be entitled to that bonus payment as well. However, any compensation that would constitute a parachute payment under Section 280G of the federal tax code would be reduced to the extent necessary to avoid a federal excise tax on the officer or the loss of our federal income tax deduction.

     Each agreement currently allows the officer to choose whether to receive his change of control payment in a single lump sum or in equal monthly installments over the thirty-six month period following termination.

     The agreements also provide for an additional payment of one year's total compensation to each officer in exchange for non-competition covenants by the officer that take effect only if the officer's employment terminates following a change of control. Under these covenants , each officer has agreed not to compete with us or solicit our customers or employees for 12 months following termination. The officer would receive the non-competition payment in 12 equal monthly installments beginning on the date of termination.

     In addition, the agreements require us to reimburse the officers for any fees and expenses incurred in connection with any claim or controversy arising out of or relating to the agreements.

     The following table estimates the total amounts we would owe Mr. Culp, III, Mr. Saxon and Mr. Ludwig under these agreements if there had been a change of control, and the officers had been terminated, on April 29, 2007, the last day of fiscal 2007.

    Estimated Payments under Change of Control and Non-competition Agreements

           Name              Change of Control  Non-Competition  Total Payment
                                    Payment           Payment           ($)
                                     ($)               ($)
----------------------------- ------------------ ---------------- --------------
        Mr. Culp, III              827,840           416,000        1,243,840
          Mr. Saxon                597,000           300,000         897,000
         Mr. Ludwig                371,384           186,625         558,009

     Securities Authorized for Issuance Under Equity Compensation Plans. The following table sets forth information as of the end of fiscal 2007 regarding shares of the Company's common stock that may be issued upon the exercise of options previously granted and currently outstanding options under the Company's stock option plans, as well as the number of shares available for the grant of options that had not been granted as of that date.

                      EQUITY COMPENSATION PLAN INFORMATION

  Plan Category        Number of        Weighted-average        Number of
                       securities to be   exercise price of       securities
                         issued upon     outstanding options,     remaining
                         exercise of     warrants and rights    available for
                         outstanding                           future issuance
                          options,                               under equity
                        warrants and                           compensation plan
                            rights                                (excluding
                                                                  securities
                                                                 reflected in
                                                                  column (a))
--------------------- ----------------- --------------------- ------------------
                             (a)                 (b)                 (c)
 Equity compensation
 plans approved by
   security holders        926,000              7.22               254,750
--------------------- ----------------- --------------------- ------------------
 Equity compensation
plans not approved by
   security holders           0                   0                   0
--------------------- ----------------- --------------------- ------------------
        Total              926,000              $7.22              254,750
--------------------- ----------------- --------------------- ------------------


COMPENSATION OF DIRECTORS

     Directors who are also employees of the Company do not receive additional compensation for service as directors. In fiscal 2007, we paid each of our non-employee directors the following compensation:

     o    an annual retainer of $32,500 ($37,500 for the lead director); and

     o a grant under our 2002 stock option plan of 2,000 stock options, with an exercise price equal to fair market value on the date of grant (as defined in the plan) and a 10-year term.

     The following table shows the total compensation we paid our non-employee directors in fiscal 2007 for their service on our board.

         Name          Fees Earned or   Option       All Other        Total
                        Paid in Cash     Awards      Compensation
                            ($)           ($)            ($)           ($)
         (a)                (b)         (d) (1)          (g)           (h)
---------------------- -------------- ------------ --------------- ------------
  Jean L. P. Brunel        32,500        7,363           --           39,863
---------------------- -------------- ------------ --------------- ------------
 Howard L. Dunn, Jr.       32,500        7,363       30,000 (2)       69,863
---------------------- -------------- ------------ --------------- ------------
   H. Bruce English      8,125 (3)         --            --           8,125
---------------------- -------------- ------------ --------------- ------------
  Patrick B. Flavin        32,500        7,363           --           39,863
---------------------- -------------- ------------ --------------- ------------
  Kenneth R. Larson        32,500        7,363           --           39,863
---------------------- -------------- ------------ --------------- ------------
Kenneth W. McAllister    36,250(4)       7,363           --           43,613
---------------------- -------------- ------------ --------------- ------------
  Patrick H. Norton      9,375 (3)         --            --           9,375
---------------------- -------------- ------------ --------------- ------------

----------

     (1) As of the end of fiscal 2007, our non-employee directors (and former directors, in the case of Mr. English and Mr. Norton) held the following numbers of options to purchase our common stock.


                      Director                                Number of Options
                      --------                                -----------------

                Jean L. P. Brunel                                    5,875
                Howard L. Dunn, Jr.                                  4,000
                H. Bruce English                                     7,625
                Patrick B. Flavin                                   13,375
                Kenneth R. Larson                                    5,875
                Kenneth W. McAllister                                9,625
                Patrick H. Norton                                   17,000

     (2) This is the amount we paid in premiums under a split-dollar life insurance arrangement with Mr. Dunn that dates back to his time as President and Chief Operating Officer.

     (3) This figure represents payment for a partial year of service. Mr. English died on August 3, 2006, and Mr. Norton resigned from the board on August 14, 2006.

     (4)  Mr. McAllister did not become Lead Director until September 2006.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee, all of whom are non-employee directors and independent directors, are Mr. Brunel (Chairman), Mr. Larson, Mr. Flavin, and Mr. McAllister. No member of the Compensation Committee serves on the compensation committee of another corporation that has a business relationship with the Company.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     All transactions between the Company and related parties are reviewed and approved by our audit committee, which is made up entirely of independent directors. Policies requiring review and approval of any transaction or arrangement with a director or executive officer that may present a conflict of interest are set forth in the Company's Code of Business Conduct and Ethics, which states that such transactions will only be approved when the audit committee finds that the transaction is in the best interests of the Company even though it presents or appears to present a conflict of interest. The Company is not aware of any such transaction with any shareholder owning more than five percent of our stock who is not a director or officer, but any such transaction would be reviewed using the same guidelines as for officers and directors. The transactions described below were reviewed and approved by the audit committee using the Company's policies and procedures described herein.

     Lease Transactions. During part of fiscal 2007, the Company leased an industrial facility from a partnership owned by certain of the Company's executive officers, directors, principal shareholders and members of their immediate families. Principals of this related entity include Robert G. Culp, III, Harry R. Culp (brother of Robert G. Culp, III), and Judith C. Walker (sister of Robert G. Culp, III). The lease was terminated during fiscal 2007 and the Company vacated the building. This facility contains approximately 300,000 square feet of floor space. The initial term of the lease was for a period of seven years, with several five-year renewal options. Base rent per year for the leased facility during fiscal 2007 was approximately $0.60 per square foot. The terms of the lease included the following: The lease prohibits assignment or subletting without the lessor's consent, but such consent may not be unreasonably withheld. The lessor is generally responsible for maintenance only of roof and structural portions of the leased facility. The industrial facility is leased on a "triple net" basis, with the Company responsible for payment of all property taxes, insurance premiums and maintenance, other than structural maintenance. The Company believes that at the time the lease and any lease renewals were executed, the terms of this lease were no less favorable to the Company than could have been obtained in arms length transactions with unaffiliated persons. The Company received an independent appraisal to this effect. All related party leases and amendments thereto are approved by the Audit Committee and are reviewed annually by the Audit Committee. The total amount of rent paid by the Company under all related party leases during fiscal 2007 was approximately $46,500.

     Certain Business Relationships. The Company had sales of approximately $27.6 million, which constituted 11% of the Company's net sales, to La-Z-Boy Incorporated in fiscal 2007. Patrick H. Norton, who served as Chairman of La-Z-Boy until his retirement on August 16, 2006, served on our board of directors until his resignation on August 14, 2006.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, its executive officers, any persons who hold more than ten percent of the Company's common stock and certain trusts (collectively, "insiders") to report their holdings of and transactions in the Company's common stock to the Securities and Exchange Commission (the "SEC"). Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any late filings and any failures to file that have occurred since April 30, 2006. Insiders must file three types of ownership reports with the SEC: initial ownership reports, change-in-ownership reports and year-end reports. Under the SEC's rules, insiders must furnish the Company with copies of all Section 16(a) reports that they file. Based solely on a review of copies of these reports and on written representations the Company has received, the Company believes that since April 29, 2007, its insiders have complied with all applicable Section 16(a) reporting requirements.

                     SHAREHOLDER PROPOSALS FOR 2008 MEETING

     Shareholders may submit proposals appropriate for shareholder action at the Company's Annual Meeting consistent with the regulations of the SEC and the Company's bylaws. The nominees named in this proxy statement are those chosen by the Board of Directors, upon the recommendation of the Board's Corporate Governance and Nominating Committee. Nominations may also be made by shareholders in accordance with the Company's bylaws. The bylaws require that such nominations be received by the Company at least 120 days prior to the Annual Meeting, and that the nominations include certain biographical and other information about the persons nominated as specified in the bylaws. See also "Director Nomination Process" on page 12. For shareholder proposals and nominations for director to be considered for inclusion in the proxy statement for the 2008 Annual Meeting, the Company must receive them no later than April 27, 2008. Such proposals should be directed to Culp, Inc., Attention: Corporate Secretary, 1823 Eastchester Drive, Post Office Box 2686, High Point, North Carolina 27261.

                                  OTHER MATTERS

         The Company's management is not aware of any matter that may be presented for action at the Annual Meeting other than the matters set forth herein. Should any matters requiring a vote of the shareholders arise, it is intended that the accompanying proxy will be voted in respect thereof in accordance with the best judgment of the person or persons named in the proxy, discretionary authority to do so being included in the proxy.

                                          By Order of the Board of Directors,

                                          /s/  Franklin N. Saxon
                                          FRANKLIN N. SAXON
                                          Chief Executive Officer


--------------------------------------------------------------------------------


THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, AND TO EACH PERSON REPRESENTING THAT AS OF THE RECORD DATE FOR THE ANNUAL MEETING HE OR SHE WAS A BENEFICIAL OWNER OF SHARES OF THE COMPANY, ON WRITTEN REQUEST, A COPY OF THE COMPANY'S 2007 ANNUAL REPORT ON FORM 10 K TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES THERETO. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO CULP, INC., ATTENTION: KENNETH M. LUDWIG, CORPORATE SECRETARY, 1823 EASTCHESTER DRIVE, P. O. BOX 2686, HIGH POINT, NORTH CAROLINA 27261

                                     ANNEX A
                                     -------

                                   CULP, INC.
                           2007 EQUITY INCENTIVE PLAN

                                   ARTICLE I


                               GENERAL PROVISIONS

1.1 Purpose of the Plan. This Plan is intended to promote the interests of the Company by giving Eligible Individuals the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive to provide or continue their Service. The Plan is also intended to align the long-term financial interests of Eligible Individuals with those of the Company's shareholders, reward Eligible Individuals for increasing the value of the Company's common stock, and provide for a direct relationship between annual performance results and executive compensation. Capitalized terms used in the Plan shall have the meanings given to them in Appendix A attached hereto.

1.2  Administration of the Plan.

(a) The Plan shall be administered by the Committee, which shall, subject to the terms of the Plan and applicable law, have sole and plenary power and authority to administer the Plan, including, but not limited to, the power and authority to:

     (i)  select Eligible Individuals to whom Awards may be made;

     (ii) determine whether and to what extent any type of Awards, or combination thereof, are to be awarded to Eligible Individuals;

     (iii) determine the number of shares of Common Stock to be covered by an Award and the other terms and conditions of such Award (including, but not limited to, the exercise price, any vesting condition, restriction or limitation, any payments, rights or other matters to be calculated in connection with any Awards, any deferred payment arrangement and any vesting acceleration or forfeiture waiver regarding any Award and any securities or other rights relating thereto);

     (iv) determine whether performance criteria must be met as a condition to any rights associated with any Award, establish any such performance criteria and certify whether, and to what extent, such performance criteria have been attained;

     (v) modify, amend or adjust the terms and conditions of any Award, including, but not limited to, modifications, amendments, adjustments to, or replacement grants for, Awards if the Committee determines, in its sole discretion, that the tax consequences of an Award to the Company or a Participant differ from the consequences expected at the time an Award was granted or changes, clarifications or interpretations of tax laws or regulations permit Awards to be granted with more favorable tax consequences than originally anticipated;

     (vi) determine under what circumstances, and the methods by which, an Award may be settled in cash, Common Stock, other securities, other Awards or other property or canceled, forfeited or suspended;

     (vii) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan;

     (viii) interpret, administer, reconcile any inconsistency in, correct any default in and supply any omission in, the terms and provisions of the Plan and any Award issued under the Plan (and any other agreement, document, instrument, instruction or other communication relating thereto); and

     (ix) otherwise oversee the administration of the Plan and make any other determination or take any other action the Committee deems necessary or desirable for the administration of the Plan.

(b) Except to the extent prohibited by applicable law or the applicable rules of a Stock Exchange, and except as otherwise provided herein, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. The Committee may not delegate its authority to decide on the fundamental terms of grants of Awards (number of shares in initial grant, exercise price, term, and vesting schedule). Except to the extent prohibited by applicable law or the applicable rules of a Stock Exchange, the authority of the Committee hereunder may also be exercised by the Board at any time and from time to time.

(c) Any determination made in respect of any Award by the Committee, the Board, or any other person pursuant to delegated authority under the provisions of the Plan, shall be made in the sole discretion of the Committee, the Board or such delegate at the time the Award is made or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee, the Board or any delegate shall be final and binding on all persons, including the Company and all Participants.

(d) Neither the Company nor any of its Affiliates makes any representations with respect to the tax consequences of any Award to a Participant, and by the acceptance of such Award, each Participant acknowledges the same and agrees to hold the Company and its Affiliates harmless from any adverse consequences to the Participant under the Code with respect to the Award or any underlying Shares or other property, whether resulting from any action or inaction or omission of the Company or its Affiliates pursuant to the Plan or otherwise.

(e) The Committee will approve and oversee procedures to be applied with respect to the granting of Awards (including the timing thereof) to promote consistency in the Company's practices with respect to the granting of Awards and compliance with applicable laws, regulations and any applicable terms of the Plan regarding the issuance, valuation, dating and accounting treatment of Awards.

1.3 Eligible Individuals. Only Employees are eligible to receive Awards of Incentive Stock Options. The persons eligible to receive all other Awards are (i) Employees, (ii) non-employee members of the Board or the board of directors or other similar governing body of any Subsidiary, (iii) consultants and other independent advisors who provide Services, directly or indirectly, to the Company or any Subsidiary and (iv) to the extent permitted by law, any person prospectively a member of categories (i), (ii) or (iii) above.

1.4  Stock Subject to the Plan.

(a) The capital stock of the Company with respect to which Awards may be made under the Plan shall be either currently authorized but unissued shares of Common Stock or shares of Common Stock held by the Company as treasury shares, including shares acquired by purchase. Subject to adjustment as provided in Section 1.5 hereof, the maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 1,200,000 shares of Common Stock.

(b) The shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan are subject to the following additional restrictions:

     (i) The maximum number of shares of Common Stock that may be issued in respect of Options intending to qualify as Incentive Stock Options shall be 800,000 shares;

     (ii) The maximum number of Shares that may be issued pursuant to Awards of Restricted Stock or otherwise as outright grants of Common Stock pursuant to Article VI hereof shall be 600,000 shares; and

     (iii) For Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Section 162(m) of the Code) (a "Qualifying Award"), no more than the following amounts may be granted pursuant to such Qualifying Awards to any one individual during any one calendar year period: (1) 100,000 shares of Common Stock, subject to adjustment as provided in Section 1.5 hereof, and (2) with respect to cash and other property other than Common Stock, $1,000,000 (valued at its Fair Market Value). The Committee, in its sole discretion, may grant an Award to any Participant with the intent that such award be a Qualifying Award. The right to receive or retain any award granted as a Qualifying Award (other than an Option or SAR) shall be conditional upon the achievement of specified performance goals during a calendar year or such other period (a "Performance Period") as may be established by the Committee. Performance goals shall be established in writing by the Committee prior to the beginning of each Performance Period, or at such other time no later than such time as is permitted by the applicable provisions of the Code. Such performance goals, which may vary from Participant to Participant and Award to Award, shall be based upon the attainment of specific amounts of, or increases in, one or more of the following: the Fair Market Value of Common Stock, revenues, operating income, cash flow, earnings before or after income taxes (including earnings before interest, taxes depreciation and amortization), net income, net income before or after income taxes, earnings per share, stockholders' equity, return on equity, return on investment or capital, return on assets, share price profitability or profit margins, market share or strategic business objectives consisting of one or more objectives based on meeting business expansion goals and goals relating to acquisitions or divestitures, all whether applicable to the Company or any relevant division, subsidiary or any combination thereof as the Committee may deem appropriate. Each performance goal may be expressed on an absolute and/or relative basis, may be based on, or otherwise employ, comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, may provide for the inclusion, exclusion or averaging of specified items in whole or in part, such as realized gains or losses on strategic investments, discontinued operations, extraordinary items, accounting changes, and unusual or nonrecurring items, and, in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders' equity and/or shares outstanding, assets or net assets. Prior to the payment of any Award granted as a Qualifying Award, the Committee shall certify in writing that the performance goals were satisfied. In determining the actual size of a Qualifying Award for a Performance Period, the Committee may, in its sole and plenary discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if applicable Performance Goals have been attained.

(c) To the extent any shares of Common Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Common Stock are not delivered because the Award is settled in cash or such shares are used to satisfy any exercise price of such Award or any applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan; provided, however, that in no event shall such undelivered shares increase the number of shares that may be granted under the Plan as Incentive Stock Options.

1.5 Adjustments in Common Stock. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, extraordinary distribution, split-up or spin-off or other similar change, the Committee shall cause appropriate adjustments to be made to (i) the maximum number and/or class of securities issuable under the Plan and applicable sub-limits regarding specific types of Awards and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding Award, in order to preserve the value of the Award. The adjustments determined by the Committee shall be final, binding and conclusive.

1.6 Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be (i) subject to such conditions, restrictions and contingencies as the Committee shall determine, and (ii) satisfied through cash payments, the delivery of shares of Common Stock, the issuance of replacement Awards, or any combination thereof as the Committee shall determine.

1.7 Exchange and Buy Out Provisions; Limitations on Repricing. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, shares of Common Stock, other Awards or property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made. Notwithstanding the foregoing, a repricing (as defined for this purpose by Stock Exchange rules and applicable interpretations thereof), of an Option or SAR shall not be permitted except with the approval of the Company's stockholders.

1.8 Substitute Awards. Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines ("Substitute Awards"). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall not be counted against the aggregate number of Shares available for Awards under the Plan; provided further, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall be counted against the aggregate number of Shares available for Incentive Stock Options under the Plan.

                                   ARTICLE II

                                     OPTIONS

2.1 General. The Award of an Option entitles the Participant to purchase a specified number of shares of Common Stock at an exercise price established by the Committee.

2.2 Award of Options. Each Option awarded under this Plan shall be subject to such terms and conditions determined by the Committee. Each Option shall be evidenced by one or more documents in the form approved by the Committee, and such Award shall be effective as of the Grant Date. A Participant's entitlement to an Award may be conditioned on the Participant's execution of such documents as required by the Committee. 2.3 Exercise Price. Subject to the terms and conditions set forth herein, except as otherwise established by the Committee at the time an Option is granted and set forth in the applicable Award Agreement, the exercise price per share associated with each Option shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date of the Award.

2.3 Exercise Price. Subject to the terms and conditions set forth herein, except as otherwise established by the Committee at the time an option is granted and set forth in the applicable Award Agreement, the exercise price per share associated with each Option shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date of the Award.

2.4 Exercise Procedures. An Option shall be exercisable at the times and in accordance with the procedures set forth herein and the procedures established by the Committee and set forth in the documents evidencing the Award.

2.5  Payment of the Exercise Price.

(a) No Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company, and the Participant has paid to the Company an amount equal to any federal, state, local and foreign income and employment taxes required to be withheld. Such payments may be made in cash (or its equivalent) or, (1) by exchanging shares of Common Stock owned by the Participant (which are not the subject of any pledge or other security interest) or (2) if there shall be a public market for the Common Stock at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price, or by a combination of the foregoing; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price and the amount of any federal, state, local or foreign income or employment taxes required to be withheld.

(b) Wherever in the Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering shares of Common Stock, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Common Stock, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of shares from the Common Stock acquired by the exercise of the Option.

2.6 Termination of Service. The Committee shall determine the terms and conditions on which a Participant may exercise an Option following the termination of such Participant's Service, and such terms and conditions shall be set forth in applicable Award Agreement.

2.7 Incentive Stock Options. All Incentive Stock Options shall be subject to the following:

(a)  Incentive Stock Options may be awarded only to Employees;

(b) An Incentive Stock Option's exercise price per share of Common Stock shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date of the Award;

(c) The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective Grant Date(s)) for which one or more Incentive Stock Options awarded to any Employee under the Plan (or any other option plan of the Company or any parent or Subsidiary) may for the first time become exercisable during any one calendar year shall not exceed $100,000. To the extent an Employee holds two or more Incentive Stock Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Incentive Stock Options shall be applied on the basis of the order in which such Options are awarded; and

(d) If an Employee to whom an Incentive Stock Option is awarded is a 10% Stockholder, then the Incentive Stock Option's exercise price per share of Common Stock shall not be less than 110% of the Fair Market Value per share of Common Stock on the Grant Date of the Award, and the Incentive Stock Option's term shall not exceed five years from the date of the Award.

(e) If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to Non-Qualified Stock Options.

2.8 Rights as Stockholder. Except as provided in this Plan or in the applicable Award Agreement, a Participant holding Options shall not have, with respect to such instruments, any of the rights of a stockholder of the Company, including, the right to vote as a stockholder of the Company or any right to receive dividends.

                                  ARTICLE III


                            STOCK APPRECIATION RIGHTS

3.1 General. The Award of a Stock Appreciation Right entitles the Participant to receive, in Common Stock (unless otherwise provided in the applicable Award Agreement), value equal to (or otherwise based on) the excess of: (i) the Fair Market Value of a specified number of shares of Common Stock; over
     (ii) the exercise price for such shares established by the Committee for such Stock Appreciation Right, with cash payable for any fractional share of Common Stock.

3.2 Award of Stock Appreciation Rights. Each Stock Appreciation Right awarded under this Plan shall be subject to such terms and conditions determined by the Committee. Each Stock Appreciation Right shall be evidenced by an Award Agreement, and such Award shall be effective as of the Grant Date. A Participant's entitlement to an Award may be conditioned on the Participant's execution of such documents as required by the Committee.

3.3 Exercise Price. The exercise price per share associated with each Stock Appreciation Right shall be fixed by the Committee and, subject to the terms and conditions set forth herein, unless otherwise determined by the Committee at the time of grant and set forth in the applicable Award Agreement may not be less than the Fair Market Value per share of Common Stock on the Grant Date of the Award.

3.4 Exercise Procedures. A Stock Appreciation Right shall be exercisable at the times and in accordance with the procedures set forth herein and the procedures established by the Committee and set forth in the applicable Award Agreement. Generally, a Stock Appreciation Right may be exercised by surrendering the applicable portion of such Stock Appreciation Right and, upon such exercise and surrender, the Participant shall be entitled to receive the amount described in Section 3.1.

3.5 Termination of Service. The Committee shall determine the terms and conditions on which a Participant may exercise a Stock Appreciation Right following the termination of such Participant's Service, and such terms and conditions shall be set forth in the documents evidencing the Award.

3.6 Rights as Stockholder. Except as provided in this Plan or in the documents evidencing an Award of a Stock Appreciation Right, a Participant holding a Stock Appreciation Right shall not have, with respect to such instrument, any of the rights of a stockholder of the Company, including, the right to vote as a stockholder of the Company or any right to receive dividends.

                                   ARTICLE IV


                   RESTRICTED STOCK AND RESTRICTED STOCK UNITS

4.1 General. An Award of Restricted Stock is a grant to a Participant of a specified number of shares of Common Stock. An Award of Restricted Stock Units is the right to receive a specified number of shares of Common Stock at a future date upon satisfaction of the conditions specified in the Award.

4.2 Awards of Restricted Stock and Restricted Stock Units. Restricted Stock and Restricted Stock Units awarded under this Plan shall be subject to such terms and conditions determined by the Committee. Subject to the provisions of this Plan, Awards of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement, and such Award shall be effective as of the Grant Date.

4.3 Termination of Service. The Committee shall determine the terms and conditions on which a Participant's Restricted Stock or Restricted Stock Units shall be forfeited or subject to repurchase following the termination of such Participant's Service, and such terms and conditions shall be set forth in the documents evidencing the Award.

4.4 Rights as Stockholder. Except as provided in this Plan or in the documents evidencing an Award of Restricted Stock, a Participant holding Restricted Stock shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of capital stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any dividends. Unless otherwise determined by the Committee, any cash dividends paid in respect of Restricted Stock shall be deferred and reinvested in additional Restricted Stock, with such additional shares being subject to the same terms and conditions as the Restricted Stock in respect of which such dividends were paid. Except as provided in this Plan or in the documents evidencing an Award of a Restricted Stock Units, a Participant holding Restricted Stock Units shall not have, with respect to such instrument, any of the rights of a stockholder of the Company, including, the right to vote as a stockholder of the Company or any right to receive dividends.

                                   ARTICLE V


                                PERFORMANCE UNITS

5.1 General. A Performance Unit is the right to receive a specified value, as established by the Committee at the time of the Award, based on the extent to which specified performance goals are achieved.

5.2 Awards of Performance Units. Performance Units awarded under this Plan shall be subject to such terms and conditions determined by the Committee. Subject to the provisions of this Plan, Awards of Performance Units shall be evidenced by one or more documents in the form approved by the Committee. The performance goals applicable to a Performance Unit shall be among those specified in, and established pursuant to, Section 1.4(b)(iii) with respect to Qualified Awards. Performance Units shall be earned contingent upon the attainment of such performance goals. At the time of the Award of each Performance Unit, the Committee shall establish, with respect to each such Award, a Performance Period during which performance shall be measured.

5.3 Performance Unit Value. Each Performance Unit shall have a maximum dollar value established by the Committee at the time of the Award. Performance Units earned will be determined by the Committee in respect of a Performance Period in relation to the degree of attainment of applicable performance goals. The measure of a Performance Unit may, in the discretion of the Committee, be equal to the Fair Market Value of one share of Common Stock.

5.4 Settlement of Performance Units. Following the end of Performance Period, a Participant holding Performance Units will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Units, based on the achievement of the performance goals for such Performance Period, as determined by the Committee. Payment of Performance Units shall be made in cash or Common Stock, as determined by the Committee.

                                   ARTICLE VI


                                  OTHER AWARDS

6.1 Common Stock Related Awards. The Committee may, in its sole and plenary discretion, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock or factors that may influence the value of such Common Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, awards with value and payment contingent upon the performance of the Company or specified subsidiaries, Affiliates or other business units thereof or other factors determined by the Committee. The Committee shall determine the terms and conditions of such awards in its sole and plenary discretion.

6.2 Cash Awards. The Committee also may, in its sole and plenary discretion, grant cash awards, independent of, or as an element of, or supplement to, any other Award granted under this Plan, upon such terms and conditions as the Committee may establish in its sole and plenary discretion.

6.3 Bonus Shares. The Committee also may, in its sole and plenary discretion, grant Common Stock as a bonus, or may grant other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements. The Committee shall determine the terms and conditions of such awards in its sole and plenary discretion.

                                  ARTICLE VII


                                 TRANSFERABILITY

7.1 Transfer Restrictions. Except as set forth in Section 7.2 or as otherwise determined by the Committee, Awards may be transferred only by will or the laws of inheritance upon the death of a Participant and may not be assigned, pledged, hypothecated or transferred in any manner. Upon any attempt to assign, pledge, hypothecate or transfer an Option, a Stock Appreciation Right, Restricted Stock or Restricted Stock Unit, such Award shall immediately be cancelled and terminated.

7.2 Transfer Exceptions. The Committee, may, in its sole discretion, to the extent permitted by applicable law, permit Awards to be assigned in whole or in part during a Participant's lifetime as a gift or without consideration to (i) one or more members of the Participant's immediate family, (ii) a trust in which Participant and/or one or more of such family members hold more than 50% of the beneficial interest, (iii) an entity in which more than 50% of the voting interests are owned by the Participant and/or one or more of such family members or (iv) such other transferees as may be permitted by the Committee. The terms applicable to the assigned Awards shall be the same as those in effect for such Award immediately prior to the assignment.

                                  ARTICLE VIII


                         CHANGE OF CONTROL TRANSACTIONS

8.1  General.

(a) The Committee may, in its sole and absolute discretion and on such terms and conditions as it may establish, unless otherwise provided in the documents governing the Award, determine that prior to or in connection with the consummation of a Change of Control, (i) any or all outstanding Awards shall become fully, partially or conditionally exercisable (if applicable), vested (if applicable) and transferable.

(b) Unless otherwise determined by the Committee, upon consummation of a Change of Control in which the Company is not the surviving entity, (i) all outstanding exercisable Awards, to the extent not exercised, shall terminate and cease to be outstanding, except to the extent expressly assumed by the successor entity (or parent thereof), and (ii) all unvested Awards shall be forfeited and cancelled.

(c) Unless otherwise determined by the Committee, upon consummation of a Change of Control in which the Company is the surviving entity, all Awards shall remain outstanding in full force and effect on the same terms and conditions.

8.2 Settlement of Awards in Change of Control Transactions. The Committee may, in its sole and absolute discretion in connection with a Change of Control, cancel any outstanding Award and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee) equal to the product of (i) the number of shares of Common Stock or other amount of other property subject to such Award, and (ii) the amount, if any, by which (A) the formula or fixed price per share paid to holders of Common Stock pursuant to such Change of Control, exceeds (B) any exercise price associated with such Award.

8.3 Termination of Consent and Purchase Rights. In connection with any Change of Control, the Committee shall have the right to provide for the immediate termination of any consent, repurchase or first refusal rights of the Company in respect of any outstanding Awards.

8.4 Right to Consummate Change of Control Transactions. The issuance of Awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, enter into a share exchange, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                                   ARTICLE IX


                                  MISCELLANEOUS

9.1 No Right to Company Assets. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any parent or Subsidiary, including, without limitation, any specific funds, assets, or other property which the Company or any parent or Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any parent or Subsidiary, and nothing contained in the Plan shall constitute a guaranty that the assets of the Company or any parent or Subsidiary shall be sufficient to pay any benefits to any person.

9.2 No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

9.3 No Employment Rights. The Plan does not constitute a contract of employment, and the selection of an Eligible Individual to receive an Award will not give a Participant the right to be retained in the employ of the Company or any parent or Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

9.4 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

9.5 Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Common Stock which the Participant already owns, or through the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Plan.

9.6 Effective Date and Term. The Plan shall become effective when adopted by the Board, but no Award made under the Plan may be exercised, and no shares of Common Stock shall be issued pursuant to any Award, until the Plan is approved by the Company's stockholders. In addition, no Incentive Stock Option shall be deemed to have been awarded unless and until this Plan is approved by the Company's stockholders. If stockholder approval is not obtained within 12 months after the date of the Board's adoption of the Plan, then all Awards made previously under the Plan shall terminate and cease to be outstanding. No further Awards may be made under the Plan upon the earlier of (i) the expiration of the ten-year period from the date the Plan is adopted by the Board, (ii) the date on which all shares of Common Stock available for issuance under the Plan shall have been issued.

9.7 Amendment of the Plan. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, except that no such amendment or modification that is prohibited absent stockholder approval under applicable laws, regulations, or Stock Exchange requirements shall be effective unless such required stockholder approval is obtained.

9.8 Amendment, Modification and Cancellation of Outstanding Awards. The Committee may amend, modify, suspend, cancel, terminate, discontinue, waive any conditions or rights under, any Award, Award Agreement or related documents in any manner, prospectively or retroactively; provided, unless otherwise provided in the applicable Award Agreement, however, except as set forth in the Plan, that no such amendment, modification, alteration, suspension, discontinuation, cancellation or termination that would materially impair the rights of any Participant under any outstanding Award shall not to that extent be effective without the consent of the impaired Participant or such Participant's representative or beneficiary.

9.9 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In addition to, and without limiting authority otherwise granted to the Committee hereunder, the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 1.5 or the occurrence of a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event, (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancellation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR

9.10 Governing Law. This Plan shall be governed and construed in accordance with the laws of the State of North Carolina, without regard to conflicts of law principles thereof.

9.11 Severability. If any provision of this Plan or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Plan and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

9.12 Indemnification. No member of the Board, the Committee or any employee of the Company (each such person, a "Covered Person") shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company's approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company's choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person's bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company's Articles of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

                                   APPENDIX A

                                  DEFINED TERMS

      The following terms shall have the following meanings under the Plan:

     "Affiliate" means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

     "Award" means the issuance of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Performance Units or other awards described in Article VI hereof.

     "Award Agreement" means agreements, contracts or other instrument or communications evidencing any Award, which may, but need not, require execution or acknowledgement by a Participant.

     "Board" means the Board of Directors of the Company.

     A "Change of Control" shall (a) have the meaning set forth in an Award Agreement or (b) if there is no definition set forth in an Award Agreement, mean the occurrence of any of the following events:

     (i) during any period of 24 consecutive months, individuals who were members of the Board at the beginning of such period (the "Incumbent Directors") cease at any time during such period for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose appointment or election, or nomination for election, by the Company's stockholders was approved by a vote of at least a majority of the Incumbent Directors (either by specific vote or by approval of a proxy statement in which such person is named as a nominee, without written objection to such nomination) shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any "person" (as such term is used in Section 13(d) of the Exchange Act) (each, a "Person"), other than the Board;

     (ii) the consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or
(y) any of its Subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable in connection with such transaction (each of the transactions referred to in this clause (A), being hereinafter referred to as a "Reorganization") or (B) a sale or other disposition of all or substantially all the assets of the Company (a "Sale"), unless, immediately following such Reorganization or Sale, (1) all or substantially all the individuals and entities who were the "beneficial owners" (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of shares of the Company's common stock or other securities eligible to vote for the election of the Board outstanding immediately prior to the consummation of such Reorganization or Sale (such securities, the "Company Voting Securities") beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company's assets either directly or through one or more subsidiaries) (the "Continuing Entity") in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, (2) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Entity or any corporation or other entity controlled by the Continuing Entity) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then outstanding voting securities of the Continuing Entity and (3) at least a majority of the members of the board of directors or other governing body of the Continuing Entity were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;

     (iii) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (ii) above that does not otherwise constitute a Change of Control; or

     (iv) any Person, corporation or other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing a percentage of the combined voting power of the Company Voting Securities that is equal to or greater than 35%; provided, however, that for purposes of this subparagraph (iv) (and not for purposes of subparagraphs (i) through (iii) above), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or any Subsidiary, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or (D) any acquisition pursuant to a Reorganization or Sale that does not constitute a Change in Control for purposes of subparagraph (ii) above.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Compensation Committee of the Board or such other committee of the Board as the Board may designate.

     "Common Stock" means the common stock of the Company.

     "Company" means Culp, Inc., a North Carolina corporation, and any successor corporation to all or substantially all the assets or voting capital stock of Culp, Inc. that shall by appropriate action adopt the Plan.

     "Eligible Individuals" means the individuals described in Section 1.3.

     "Employee" means an individual who is in the employ of the Company (or any Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, (a) with respect to property other than Common Stock on any relevant date, the fair market value of such property determined by methods or procedures as shall be established from time to time by the Committee and (b), with respect to any share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

     (i) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the New York Stock Exchange, then the Fair Market Value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

     (ii) If the Common Stock is at the time traded on the New York Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the New York Stock Exchange.

     (iii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on date in question on the Stock Exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.

     "Grant Date" with respect to an Award means the grant date for such Award as determined for financial statement reporting purposes pursuant to Financial Accounting Standards Board Statement of Financial Accounting Standards No. (revised 2004) Share-Based Payment, as modified or supplemented or interpreted).

     "Incentive Stock Option" means an Option that satisfies the requirements of
Section 422 of the Code.

     "Non-Qualified Stock Option" means an Option that does not satisfy the requirements of Section 422 of the Code.

     "Option" means an Incentive Stock Option or Non-Qualified Stock Option issued under the Plan.

     "Participant" means any person to whom an Award is made under the Plan.

     "Plan" means the Culp, Inc. 2007 Stock Incentive Plan, as set forth herein.


     "Restricted Stock" means Common Stock awarded to a Participant pursuant to the Plan.

     "Restricted Stock Units" mean the right to receive a specified number of shares of Common Stock at a future date upon satisfaction of specified conditions.

     "Service" means the provision of services to the Company (or any Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

     "Stock Exchange" means the New York Stock Exchange, or should the Company's Common Stock cease to be listed on the New York Stock Exchange, any other stock exchange, automated quotation system or trading market on which the Company's Common Stock is then primarily listed or traded.

     "Subsidiary" means any corporation or limited liability company with respect to which the Company owns, directly or indirectly, equity interests possessing 50% or more of the total combined voting power of all classes of equity of such entity.

     "10% Stockholder" means the owner of Common Stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of Common Stock of the Company (or any parent or Subsidiary).

Using a black ink pen, mark your votes
with an X as shown in this example. Please do not write outside the designated areas. [ X ]

================================================================================
Annual Meeting Proxy Card
================================================================================
PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

[A] Proposals -- The Board of Directors recommends a vote FOR the following proposals.

                     For Against Abstain                   For Against Abstain
1. PROPOSAL to amend [ ]   [ ]     [ ]    2. PROPOSAL to   [ ]   [ ]     [ ]
   the Company's                             amend the
   bylaws to reduce                          Company's bylaws
   the size of the                           to declassify
   range in the                              the Board of
   number of                                 Directors and
   directors that                            provide that
   comprise the Board                        all directors
   of Directors,                             will be elected
   with the number                           by the
   of seats to be                            shareholders
   determined by the                         annually.
   Board.                                    (Submitted only if
                                             proposal 1 is
                                             adopted.)
3. Election of Directors:
                            For Withhold                           For Withhold
   01-Kenneth W. McAllister [ ]   [ ]      02-Howard L. Dunn, Jr.* [ ]   [ ]

                                            * Nominated only if proposal 1 is
                                              not adopted.

                       For Against Abstain
4. PROPOSAL to approve [ ]   [ ]     [ ]   5. In their discretion, the proxies
   the 2007 Equity                            are authorized to vote upon any
   Incentive Plan.                            other business that may properly
                                              come before the meeting.


[B] Non-Voting Items
Change of Address -- Please print new address below.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[C] Authorized Signatures -- This section must be completed for your vote to be counted. -- Date and Sign Below

Be sure to sign and date this Proxy. (Please sign exactly as name appears on this card. If signing as attorney, administrator, executor, guardian, or trustee, please give such title. If signing on behalf of a corporation, please give name and title of authorized officer signing.)
Date (mm/dd/yyyy) --        Signature 1 --           Signature 2 --
Please print date below.    Please keep signature    Please keep signature
                            within the box.          within the box.
------------------------    ----------------------   ------------------------
     /        /
    /        /
------------------------    ----------------------   ------------------------

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN
THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

CULP


--------------------------------------------------------------------------------
Proxy -- Culp, Inc.
--------------------------------------------------------------------------------

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert G. Culp, III, Kenneth M. Ludwig and Franklin N. Saxon, and each of them, attorneys and proxies with full power of substitution, to act and vote as designated below the shares of common stock of Culp, Inc. held of record by the undersigned on July 19, 2007, at the Annual Meeting of Shareholders to be held on September 20, 2007, or any adjournment or adjournments thereof.

This proxy will be voted as directed herein. If no direction is made, this proxy will be voted FOR the nominees listed in proposal 3; and FOR proposals 1, 2 and
4. If, at or before the time of the meeting, any of the nominees listed on the reverse side has become unavailable for any reason, the proxies have the discretion to vote for a substitute nominee or nominees.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
ENCLOSED ENVELOPE.